                                                                    EXHIBIT 99.1


                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Dime Bancorp, Inc.:

     We have audited the accompanying consolidated statements of financial condition of Dime Bancorp, Inc. and subsidiaries (Dime) as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of Dime's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dime Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ KPMG LLP
New York, New York
January 21, 1999

                      DIME BANCORP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1998           1997
                                                              -----------    -----------
ASSETS
Cash and due from banks.....................................  $   279,490    $   295,369
Money market investments....................................       78,287        157,158
Securities available for sale...............................    3,329,444      4,992,304
Federal Home Loan Bank of New York stock....................      324,106        303,287
Loans held for sale.........................................    3,884,886      1,841,862
Loans receivable, net:
  Residential real estate loans.............................    8,919,817      9,848,593
  Commercial real estate loans..............................    2,567,750      2,263,023
  Consumer loans............................................      973,230        773,817
  Business loans............................................      287,271         99,074
  Allowance for loan losses.................................     (105,081)      (104,718)
                                                              -----------    -----------
     Total loans receivable, net............................   12,642,987     12,879,789
                                                              -----------    -----------
Accrued interest receivable.................................       97,124        106,829
Premises and equipment, net.................................      170,879        150,805
Mortgage servicing assets...................................      692,473        341,906
Other assets................................................      821,174        778,691
                                                              -----------    -----------
Total assets................................................  $22,320,850    $21,848,000
                                                              ===========    ===========
LIABILITIES
Deposits....................................................  $13,651,460    $13,847,275
Federal funds purchased and securities sold under agreements
  to repurchase.............................................    2,245,218      2,975,774
Federal Home Loan Bank of New York advances.................    4,077,115      2,786,751
Senior notes................................................      198,906        142,475
Guaranteed preferred beneficial interests in Dime Bancorp,
  Inc.'s junior subordinated deferrable interest
  debentures................................................      162,005        196,137
Other borrowed funds........................................       89,604        218,175
Other liabilities...........................................      510,877        366,555
                                                              -----------    -----------
     Total liabilities......................................   20,935,185     20,533,142
                                                              -----------    -----------
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share (authorized shares,
  350,000,000 in 1998 and 200,000,000 in 1997; shares
  issued, 120,252,459 in 1998 and 120,256,459 in 1997)......        1,203          1,203
Additional paid-in capital..................................    1,165,251      1,158,221
Retained earnings...........................................      463,907        261,201
Treasury stock, at cost (8,682,858 shares in 1998 and
  3,898,132 shares in 1997).................................     (233,965)       (95,221)
Accumulated other comprehensive loss........................       (3,285)        (9,534)
Unearned compensation.......................................       (7,446)        (1,012)
                                                              -----------    -----------
     Total stockholders' equity.............................    1,385,665      1,314,858
                                                              -----------    -----------
Total liabilities and stockholders' equity..................  $22,320,850    $21,848,000
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                      DIME BANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1998          1997          1996
                                                         ----------    ----------    ----------
INTEREST INCOME
Residential real estate loans..........................  $  874,402    $  660,505    $  558,248
Commercial real estate loans...........................     200,015       191,111       159,019
Consumer loans.........................................      71,003        63,222        63,679
Business loans.........................................      13,944         5,052         3,163
Mortgage-backed securities.............................     214,922       406,781       508,342
Other securities.......................................      40,797        23,774        31,910
Money market investments...............................       5,802        32,370        26,337
                                                         ----------    ----------    ----------
     Total interest income.............................   1,420,885     1,382,815     1,350,698
                                                         ----------    ----------    ----------
INTEREST EXPENSE
Deposits...............................................     545,827       559,359       531,216
Borrowed funds.........................................     347,825       340,394       358,187
                                                         ----------    ----------    ----------
     Total interest expense............................     893,652       899,753       889,403
                                                         ----------    ----------    ----------
     Net interest income...............................     527,233       483,062       461,295
Provision for loan losses..............................      32,000        49,000        41,000
                                                         ----------    ----------    ----------
     Net interest income after provision for loan
       losses..........................................     495,233       434,062       420,295
                                                         ----------    ----------    ----------
NON-INTEREST INCOME
Loan servicing and other fees..........................     199,504        74,038        47,863
Banking service fees...................................      41,428        31,796        28,056
Securities and insurance brokerage fees................      32,736        23,737        21,064
Net gains (losses) on sales activities.................     244,451        12,036       (12,716)
Other..................................................       6,911         3,684         1,711
                                                         ----------    ----------    ----------
     Total non-interest income.........................     525,030       145,291        85,978
                                                         ----------    ----------    ----------
NON-INTEREST EXPENSE
General and administrative expense:
  Compensation and employee benefits...................     270,062       157,851       139,358
  Occupancy and equipment..............................      92,452        63,582        52,662
  Other................................................     209,325       115,689       100,775
                                                         ----------    ----------    ----------
     Total general and administrative expense..........     571,839       337,122       292,795
Amortization of mortgage servicing assets..............      92,291        29,751        19,382
Other real estate owned expense, net...................       1,511         4,341        10,072
Savings Association Insurance Fund recapitalization
  assessment...........................................          --            --        26,280
Restructuring and related expense......................          --         9,931         3,504
                                                         ----------    ----------    ----------
     Total non-interest expense........................     665,641       381,145       352,033
                                                         ----------    ----------    ----------
Income before income tax expense and extraordinary
  items................................................     354,622       198,208       154,240
Income tax expense.....................................     113,479        75,034        49,984
                                                         ----------    ----------    ----------
Income before extraordinary items......................     241,143       123,174       104,256
Extraordinary items -- losses on early extinguishment
  of debt, net of tax benefits of $2,993 in 1998 and
  $895 in 1997.........................................      (4,057)       (1,460)           --
                                                         ----------    ----------    ----------
Net income.............................................  $  237,086    $  121,714    $  104,256
                                                         ==========    ==========    ==========
PER COMMON SHARE
Basic earnings:
  Income before extraordinary items....................  $     2.13    $     1.15    $     1.00
  Extraordinary items..................................       (0.04)        (0.01)           --
                                                         ----------    ----------    ----------
  Net income...........................................  $     2.09    $     1.14    $     1.00
                                                         ==========    ==========    ==========
Diluted earnings:
  Income before extraordinary items....................  $     2.09    $     1.13    $     0.96
  Extraordinary items..................................       (0.03)        (0.01)           --
                                                         ----------    ----------    ----------
  Net income...........................................  $     2.06    $     1.12    $     0.96
                                                         ==========    ==========    ==========
Cash dividends declared................................  $     0.19    $     0.12    $       --

          See accompanying notes to consolidated financial statements.

                      DIME BANCORP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1998          1997          1996
                                                         ----------    ----------    ----------
COMMON STOCK
Balance at beginning of year...........................  $    1,203    $    1,083    $      997
Common stock issued in connection with acquisition.....          --           120            --
Common stock issued upon exercise of stock warrant.....          --            --            84
Common stock issued under employee benefit plans,
  net..................................................          --            --             2
                                                         ----------    ----------    ----------
  Balance at end of year...............................       1,203         1,203         1,083
                                                         ----------    ----------    ----------
ADDITIONAL PAID-IN CAPITAL
Balance at beginning of year...........................   1,158,221       914,386       915,210
Common and treasury stock issued in connection with
  acquisition..........................................          --       220,659            --
Common and treasury stock issued under employee benefit
  plans, net...........................................         (45)       (4,235)        1,089
Fair value adjustment on stock options issued in
  connection with acquisition..........................          --        21,389            --
Other..................................................       7,075         6,022        (1,913)
                                                         ----------    ----------    ----------
  Balance at end of year...............................   1,165,251     1,158,221       914,386
                                                         ----------    ----------    ----------
RETAINED EARNINGS
Balance at beginning of year...........................     261,201       158,956        65,981
Net income.............................................     237,086       121,714       104,256
Cash dividends declared on common stock................     (21,550)      (12,892)           --
Treasury stock issued under employee benefit plans,
  net..................................................     (12,830)       (6,577)      (11,281)
                                                         ----------    ----------    ----------
  Balance at end of year...............................     463,907       261,201       158,956
                                                         ----------    ----------    ----------
TREASURY STOCK, AT COST
Balance at beginning of year...........................     (95,221)      (51,498)           --
Treasury stock purchased...............................    (177,970)     (200,354)      (70,456)
Treasury stock issued in connection with acquisition...          --       130,326            --
Treasury stock issued under employee benefit plans,
  net..................................................      39,226        26,305        18,958
                                                         ----------    ----------    ----------
  Balance at end of year...............................    (233,965)      (95,221)      (51,498)
                                                         ----------    ----------    ----------
ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME
Balance at beginning of year...........................      (9,534)           22        (5,468)
Other comprehensive income (loss)......................       6,249        (9,556)        5,490
                                                         ----------    ----------    ----------
  Balance at end of year...............................      (3,285)       (9,534)           22
                                                         ----------    ----------    ----------
UNEARNED COMPENSATION
Balance at beginning of year...........................      (1,012)         (612)         (190)
Restricted stock activity, net.........................      (9,250)       (1,126)         (545)
Amortization of unearned compensation, net.............       2,816           726           123
                                                         ----------    ----------    ----------
  Balance at end of year...............................      (7,446)       (1,012)         (612)
                                                         ----------    ----------    ----------
Total stockholders' equity.............................  $1,385,665    $1,314,858    $1,022,337
                                                         ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                      DIME BANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1998          1997          1996
                                                              -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $   237,086   $   121,714   $   104,256
Adjustments to reconcile net income to net cash (used)
  provided by operating activities:
  Provisions for loan and other real estate owned losses....       32,665        50,514        45,799
  Depreciation, amortization and accretion, net.............      177,680        85,967        76,577
  Provision for deferred income tax expense.................       53,406        64,270        35,666
  Net securities (gains) losses.............................      (21,855)       17,794        11,265
  Losses on early extinguishment of debt....................        7,050         2,355            --
  Gain on sale of deposits..................................       (9,550)           --            --
  Net (increase) decrease in loans held for sale............   (2,343,136)     (760,523)       24,045
  Other, net................................................     (384,867)       (1,712)       (9,316)
                                                              -----------   -----------   -----------
    Net cash (used) provided by operating activities........   (2,251,521)     (419,621)      288,292
                                                              -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities available for sale..................   (1,723,719)   (1,196,330)   (1,722,633)
Purchases of securities held to maturity....................           --       (80,411)     (238,674)
Proceeds from sales of securities available for sale........    1,922,949     1,720,817     2,290,279
Proceeds from repayments of securities available for sale
  and held to maturity......................................    1,491,072     1,505,518     1,842,349
Net (purchases) redemptions of Federal Home Loan Bank of New
  York stock................................................      (20,819)      (31,111)       52,446
Loans receivable originated and purchased, net of principal
  payments..................................................     (264,105)   (1,843,796)   (1,034,096)
Proceeds from sales of loans................................      702,253        82,369        13,510
Acquisitions, net of cash and cash equivalents acquired.....           --       (41,234)       (1,284)
Proceeds from sales of other real estate owned..............       19,855        58,315        50,681
Net purchases of premises and equipment.....................      (48,415)      (29,011)      (12,775)
                                                              -----------   -----------   -----------
    Net cash provided by investing activities...............    2,079,071       145,126     1,239,803
                                                              -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits....................................       11,125       292,887       284,536
Net cash paid upon sale of deposits.........................     (197,624)           --            --
Net increase (decrease) in borrowings with original
  maturities of three months or less........................      402,623       126,164    (1,382,173)
Proceeds from other borrowings..............................      799,818     1,492,632     1,111,804
Repayments of other borrowings..............................     (755,823)   (1,174,045)   (1,529,043)
Proceeds from issuance of common and treasury stock.........       17,101        14,332         8,311
Purchases of treasury stock.................................     (177,970)     (200,354)      (70,456)
Cash dividends paid on common stock.........................      (21,550)      (12,892)           --
Other.......................................................           --         3,781        (1,913)
                                                              -----------   -----------   -----------
    Net cash provided (used) by financing activities........       77,700       542,505    (1,578,934)
                                                              -----------   -----------   -----------
Net (decrease) increase in cash and cash equivalents........      (94,750)      268,010       (50,839)
Cash and cash equivalents at beginning of year..............      452,527       184,517       235,356
                                                              -----------   -----------   -----------
Cash and cash equivalents at end of year....................  $   357,777   $   452,527   $   184,517
                                                              ===========   ===========   ===========
Supplemental cash flow information:
  Interest payments on deposits and borrowed funds..........  $   903,619   $   883,423   $   891,102
  Income tax payments (refunds), net........................       22,869          (381)         (847)
Supplemental non-cash investing information:
  Loans receivable transferred to other real estate owned...       18,917        17,996        39,216
  Loans held for sale transferred to loans receivable.......      779,719            --            --
  Loans receivable transferred to loans held for sale.......      296,608            --            --
  Securities held to maturity transferred to securities
    available for sale......................................           --     3,587,063            --

          See accompanying notes to consolidated financial statements.

                      DIME BANCORP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (IN THOUSANDS)

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1998        1997        1996
                                                             --------    --------    --------
Net income.................................................  $237,086    $121,714    $104,256
Other comprehensive income (loss):
  Net unrealized gain (loss) on securities available for
     sale:
     Unrealized holding gain (loss) arising during the
       year, net of tax expense (benefit) of $12,699 in
       1998, $(12,629) in 1997 and $179 in 1996............    18,825     (20,600)        141
     Reclassification adjustment for net (gains) losses
       included in net income, net of tax expense (benefit)
       of $9,279 in 1998, $(6,769) in 1997 and $(3,946) in
       1996................................................   (12,576)     11,044       5,349
                                                             --------    --------    --------
       Other comprehensive income (loss)...................     6,249      (9,556)      5,490
                                                             --------    --------    --------
Comprehensive income.......................................  $243,335    $112,158    $109,746
                                                             ========    ========    ========

          See accompanying notes to consolidated financial statements.

                      DIME BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Dime Bancorp, Inc. (the "Holding Company") is a unitary savings and loan holding company organized under the laws of the State of Delaware in 1994. The principal subsidiary of the Holding Company is The Dime Savings Bank of New York, FSB (the "Bank"). The accounting policies applied by the Holding Company and its subsidiaries (collectively, the "Company") conform with generally accepted accounting principles and prevailing practices within the financial services industry.

     At December 31, 1998, the Company operated 90 banking branches located in the greater New York City metropolitan area and conducted its mortgage banking operations nationwide through offices located in 43 states.

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The following is a description of the Company's significant accounting policies.

  Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Holding Company and its subsidiaries, all of which are wholly-owned, after the elimination of all significant intercompany balances and transactions. Certain amounts in prior years have been reclassified to conform with the current year presentation.

  Securities

     Securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and are carried at amortized cost. Securities purchased for the objective of selling them in the near term and mortgage-backed securities ("MBS") held for sale in connection with mortgage banking activities are classified as trading securities and are carried at estimated fair value with unrealized gains and losses recognized in operations. The Company did not maintain a securities held to maturity portfolio or trading securities portfolio at December 31, 1998 or 1997. Securities not otherwise classified as held to maturity or trading are classified as available for sale and are carried at estimated fair value with unrealized gains and losses, net of the related income tax effect, reported in a separate component of stockholders' equity.

     The amortization of premiums and accretion of discounts on securities is recognized in income using the interest method over the lives of the securities, adjusted, in the case of MBS, for actual prepayments. Gains and losses on sales of securities are recognized using the specific identification method.

     The carrying value of a security is reduced through a write-down charged to income in the event the Company determines that an other than temporary impairment in value has occurred.

  Loans

     Loans held for sale are carried at the lower of cost or market value, as determined on an aggregate basis. Net unrealized losses are recognized in a valuation allowance by charges to income. Premiums, discounts and certain origination fees and costs on loans held for sale are deferred and recognized as a component of the gain or loss on sale. Gains and losses on sales of loans held for sale are recognized at the settlement dates and are determined by the difference between the sales proceeds and the carrying value of the loans.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Loans receivable are generally carried at unpaid principal balances adjusted for unamortized premiums, unearned discounts and deferred loan origination fees and costs, which are recognized as yield adjustments over the lives of the loans using the interest method.

     Loans are placed on non-accrual status upon becoming 90 days contractually past due as to principal or interest, or at an earlier date if the full collectability of principal or interest is doubtful. Interest income previously accrued but not collected at the date a loan is placed on non-accrual status is reversed against interest income. Cash receipts on a non-accrual loan are applied to principal and interest in accordance with its contractual terms unless full payment of principal is not expected, in which case cash receipts, whether designated as principal or interest, are applied as a reduction of the carrying value of the loan. A non-accrual loan is generally returned to accrual status when principal and interest payments are current, full collectability of principal and interest is reasonably assured and a consistent record of performance has been demonstrated.

     A loan is deemed a troubled debt restructuring ("TDR") by the Company when modifications of a concessionary nature are made to the loan's original contractual terms due to a deterioration in the borrower's financial condition.

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," as amended, the Company considers a loan falling within its scope impaired when, based upon current information and events, it is probable that it will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. SFAS No. 114 does not apply to loans held for sale or those large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment. Loans reviewed by the Company for impairment are limited to residential real estate loans receivable modified in a TDR since January 1, 1995, business loans receivable, and commercial real estate loans receivable. Specific factors used in the impaired loan identification process include, but are not limited to, delinquency status, loan-to-value ratio, the condition of the underlying collateral, credit history, and debt coverage. At a minimum, loans reviewed for impairment by the Company are classified as impaired when delinquent more than six months. Impaired loans are principally measured using the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral for collateral dependent loans. For impaired loans on non-accrual status, cash receipts are applied, and interest income recognized, pursuant to the discussion above for non-accrual loans. For all other impaired loans, cash receipts are applied to principal and interest in accordance with the contractual terms of the loan and interest income is recognized on the accrual basis.

  Allowance for Loan Losses

     The allowance for loan losses is maintained at a level the Company believes is sufficient to provide for losses inherent in its loans receivable portfolio. The allowance for loan losses is increased by loss provisions charged to operations and decreased by charge-offs (net of recoveries). In determining the appropriate level of the allowance for loan losses, the Company reviews its loans receivable portfolio on at least a quarterly basis, taking into account its impaired loans, the size, composition and risk profile of the portfolio, delinquency levels, historical loss experience, cure rates on delinquent loans, economic conditions and other pertinent factors, such as assumptions and projections of future conditions.

  Premises and Equipment

     Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the terms of their respective leases or estimated useful lives.

                      DIME BANCORP, INC. AND SUBSIDIARIES

  Mortgage Servicing Assets

     The Company recognizes, as separate assets, the rights to service mortgage loans, whether those rights are acquired through loan purchase or loan origination activities. The initial recognition of originated mortgage servicing assets is predicated upon an allocation of the total cost of the related loans between the loans and the loan servicing rights based on their relative estimated fair values. Purchased mortgage servicing assets are recorded at cost. Mortgage servicing assets are amortized in proportion to and over the period of estimated net servicing income.

     On a quarterly basis, mortgage servicing assets are assessed for impairment based upon their estimated fair value. For purposes of such assessments, the Company stratifies its mortgage servicing assets by underlying loan type (i.e., adjustable-rate, fixed-rate and balloon) and interest rate. Impairment of mortgage servicing assets is recognized through a valuation allowance for each impaired stratum with the individual allowances adjusted in subsequent periods to reflect changes in the measurement of impairment. The estimated fair value of each strata is determined through a discounted cash flow analysis of future cash flows incorporating numerous assumptions including servicing income, servicing costs, market discount rates, prepayment speeds, and default rates.

  Other Real Estate Owned ("ORE")

     ORE, which consists of real estate acquired in satisfaction of loans, is carried at the lower of cost or estimated fair value less estimated selling costs. Write-downs required at time of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, the Company maintains an allowance for actual and potential future declines in value.

  Goodwill

     Goodwill is generally amortized using the straight-line method over periods ranging from 15 to 25 years. Goodwill is reviewed for possible impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

  Income Taxes

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If necessary, deferred tax assets are reduced to the amount that, based on available evidence, will more than likely be realized.

  Earnings Per Common Share

     Basic earnings per common share have been computed by dividing net income by the weighted average number of shares of the Holding Company's common stock ("Common Stock") outstanding during the period. Diluted earnings per common share have been computed by dividing net income by the sum of the weighted average number of shares of Common Stock and dilutive Common Stock equivalents outstanding (using the treasury stock method) during the period.

  Consolidated Statements of Cash Flows

     For purposes of the Consolidated Statements of Cash Flows, cash and cash equivalents include cash and due from banks and money market investments.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Cash flows associated with derivative financial instruments used by the Company for risk-management purposes are classified in the accompanying Consolidated Statements of Cash Flows in the same category as the cash flows from the asset or liability being hedged.

  Derivative Financial Instruments

     Risk-Management Instruments. The Company uses a variety of derivative financial instruments as part of its interest rate risk-management strategy and to manage certain risks associated with its mortgage banking activities. Derivative financial instruments used for these purposes must be designated as a hedge at their inception and must remain effective as a hedge throughout their contractual terms. If the effectiveness of the derivative financial instrument as a hedge is not maintained, the instrument is accounted for as a trading instrument. Derivative financial instruments used by the Company for risk-management purposes principally include interest rate swaps, interest rate caps, interest rate floors, interest rate futures, forward contracts and options.

     For those derivative financial instruments used to modify the interest rate characteristics of designated interest-earning assets or interest-bearing liabilities, net amounts payable or receivable on the instruments are accrued as an adjustment to interest income or interest expense of the designated assets or liabilities. The estimated fair values of such derivative financial instruments are not reflected in the Company's consolidated financial statements unless designated to securities available for sale, in which case the derivative financial instruments are carried at estimated fair value with unrealized gains and losses, net of related income taxes, reported in a separate component of stockholders' equity.

     For forward contracts and options used in connection with the Company's mortgage banking activities, realized gains and losses are recognized in operations in the period settlement occurs. Unrealized gains and losses on such derivative financial instruments are included in the computation of the lower of cost or market valuation of loans held for sale.

     Unrealized gains and losses on derivative financial instruments used to hedge mortgage servicing assets are considered in the determination of the estimated fair value of such assets.

     Premiums paid on derivative financial instruments used for risk-management purposes are deferred as a component of the carrying value of the designated assets or liabilities and amortized against income over the terms of the contracts.

     In the event of the early termination of a derivative financial instrument contract used for risk-management purposes, any resulting gain or loss is deferred, as an adjustment of the carrying value of the designated assets or liabilities, and recognized in operations over the shorter of the remaining life of the designated assets or liabilities or the derivative financial instrument agreement. If the designated assets or liabilities are subsequently sold or otherwise disposed of, any remaining deferred gains or losses are recognized in operations.

     If the balance of a hedged asset or liability declines below the notional value of the related derivative financial instrument, the Company may redesignate, at fair value, the derivative financial instrument to other assets or liabilities or discontinue hedge accounting with respect to the portion of the notional amount that exceeds the balance. When hedge accounting is discontinued, derivative financial instruments are accounted for as trading instruments.

     Trading Instruments. The Company, to a limited degree, also uses derivative financial instruments for trading purposes. Realized and unrealized gains and losses on these instruments are recognized in operations. The fair value of trading derivative financial instruments in gain positions is reported in the Consolidated Statements of Financial Condition in "Other assets," whereas the fair value of such instruments in loss positions is reported in "Other liabilities."

                      DIME BANCORP, INC. AND SUBSIDIARIES

  Comprehensive Income

     Effective as of January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income, which includes net income and other comprehensive income, is defined as the change in equity during a period from all transactions and other events and circumstances from non-owner sources.

NOTE 2 -- ACQUISITIONS

     On October 15, 1997, prior to its opening for business, North American Mortgage Company ("NAMC"), a mortgage banking company headquartered in Santa Rosa, California, was acquired by the Company (the "NAMC Acquisition"). At the date of acquisition, NAMC serviced approximately $12 billion of loans for others and operated in 30 states. NAMC, subsequent to the acquisition, is operating under that name as a subsidiary of the Bank. In connection with the NAMC Acquisition, each share of NAMC's common stock outstanding immediately prior to the closing of the NAMC Acquisition was converted into 1.37 shares of Common Stock (the "NAMC Exchange Ratio"), and each outstanding option issued by NAMC to acquire NAMC's common stock was converted, after giving effect to the NAMC Exchange Ratio, into an option to purchase Common Stock. As a result, the Holding Company issued 19,437,741 shares of Common Stock (of which 7,479,664 were issued from treasury) and options to purchase 1,862,087 shares of Common Stock at an average exercise price of $14.18 per share. The purchase price of NAMC was approximately $351 million based on an assigned price per share of the Common Stock of $18.06. The NAMC Acquisition was accounted for under the purchase method of accounting. Accordingly, its impact is only reflected in the Company's consolidated financial statements beginning on October 15, 1997. Goodwill arising from the NAMC Acquisition is being amortized on a straight-line basis over 25 years.

     The allocation of the purchase price of NAMC included a restructuring liability of $10.0 million for personnel-related costs, primarily severance benefits, of which $4.7 million and $5.3 million were paid during 1998 and 1997, respectively. In addition, the allocation of the purchase price of NAMC included a restructuring liability for transaction fees and other costs in the amount of $9.6 million, including a $2.5 million liability recognized during 1998. The balance in this restructuring liability was $1.1 million at the end of 1998. Cash payments and non-cash reductions charged to this restructuring liability amounted to $2.2 million and $1.8 million, respectively, in 1998 and $4.0 million and $0.5 million, respectively, in 1997.

     In connection with the NAMC Acquisition, the Company incurred expenses during 1997 of $9.9 million associated with its employees and operations. Such expenses are reflected in the accompanying Consolidated Statements of Income under the caption "Restructuring and related expense."

     After the close of business on April 30, 1997, the Company acquired BFS Bankorp, Inc. and its wholly-owned subsidiary, Bankers Federal Savings FSB (collectively, the "BFS Acquisition") for $93.3 million in cash. At that time, BFS Bankorp, Inc. was liquidated and Bankers Federal Savings FSB was merged with and into the Bank. The purchase price of the BFS Acquisition was funded from the normal cash flows of the Company. Goodwill arising from the BFS Acquisition is being amortized over 15 years using the straight-line method. In connection with the BFS Acquisition, the Company acquired loans receivable, net, of $574.5 million and assumed deposits in five New York City branches of $447.1 million. As this acquisition was accounted for under the purchase method of accounting, its impact is only reflected in the Company's consolidated financial statements beginning on May 1, 1997.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Summaries of the NAMC Acquisition and the BFS Acquisition are as follows (in thousands):

                                                                   NAMC             BFS
                                                              ACQUISITION(1)    ACQUISITION
                                                              --------------    -----------
Issuance of Common Stock....................................    $  215,999       $     --
Issuance of treasury stock..................................       135,106             --
Fair value of stock options issued..........................        21,389             --
Fair value of assets acquired, excluding cash and cash
  equivalents received......................................     1,498,931        625,543
Cash and cash equivalents received..........................        45,231          7,796
Cash paid...................................................            11         93,325
Fair value of liabilities assumed...........................     1,360,463        581,595
Goodwill....................................................       188,806         41,581

---------------
(1) Includes adjustments during 1998 which resulted in a decrease of $0.1 million in the fair value of assets acquired, excluding cash and cash equivalents received, an increase of $2.8 million in the fair value of liabilities assumed and an increase of $2.9 million in goodwill.

     On December 16, 1998, the Holding Company announced that it had entered into a definitive agreement to acquire Lakeview Financial Corp. ("Lakeview"), headquartered in West Paterson, New Jersey. Lakeview is the holding company for Lakeview Savings Bank, which operates eleven offices in northern New Jersey. On a consolidated basis at October 31, 1998, Lakeview had assets of approximately $573 million and deposits of approximately $454 million. Under the terms of the agreement, holders of Lakeview's common stock may elect to receive either 0.9 of a share of Common Stock or $24.26 in cash for each outstanding share of Lakeview common stock, subject to a requirement that, in the aggregate, 65% of Lakeview's outstanding shares of common stock will be exchanged for Common Stock and the remaining shares will be exchanged for cash. This transaction, which is expected to close during the second quarter of 1999, remains subject to regulatory approvals and the approval of Lakeview's shareholders.

NOTE 3 -- CASH AND CASH EQUIVALENTS

     Cash and cash equivalents were comprised of the following at December 31 (in thousands):

                                                                1998        1997
                                                              --------    --------
Cash and due from banks.....................................  $279,490    $295,369
Money market investments:
  Federal funds sold........................................    45,000     150,000
  Securities purchased under agreements to resell...........        --       2,063
  Other.....................................................    33,287       5,095
                                                              --------    --------
     Total money market investments.........................    78,287     157,158
                                                              --------    --------
Total cash and cash equivalents.............................  $357,777    $452,527
                                                              ========    ========

     Federal Reserve Board regulations require the Bank to maintain specified minimum reserve balances against certain deposits. These reserves, which may consist of vault cash and non-interest earning deposits at the Federal Reserve Bank of New York, were $39.1 million and $36.7 million for the calculation periods including December 31, 1998 and 1997, respectively.

     It is the Company's policy to take possession of securities purchased under agreements to resell. The average balance of securities purchased under agreements to resell during 1998 and 1997 was $0.5 million

                      DIME BANCORP, INC. AND SUBSIDIARIES
and $34.5 million, respectively. The maximum month-end balance of securities purchased under agreements to resell was $2.1 million during 1998 and $284.3 million during 1997.

NOTE 4 -- SECURITIES AVAILABLE FOR SALE

     The amortized cost and estimated fair value of securities available for sale, as well as related gross unrealized gains and losses, are summarized as follows at December 31 (in thousands):

                                              1998                                          1997
                           -------------------------------------------   -------------------------------------------
                                        GROSS UNREALIZED                              GROSS UNREALIZED
                           AMORTIZED    -----------------   ESTIMATED    AMORTIZED    -----------------   ESTIMATED
                              COST       GAINS    LOSSES    FAIR VALUE      COST       GAINS    LOSSES    FAIR VALUE
                           ----------   -------   -------   ----------   ----------   -------   -------   ----------
MBS:
  Pass-through
    securities:
    Privately-issued.....  $1,795,369   $ 4,876   $24,981   $1,775,264   $2,875,982   $ 8,617   $33,592   $2,851,007
    U. S. government
      agencies...........   1,002,850     8,500     2,429    1,008,921      589,571     9,811       671      598,711
  Collateralized mortgage
    obligations:
    Privately-issued.....     179,407       748       671      179,484    1,335,225     2,581     1,116    1,336,690
    U. S. government
      agencies...........          --        --        --           --      115,212       144        --      115,356
  Interest-only..........       1,286        --       658          628        1,555        --       426        1,129
                           ----------   -------   -------   ----------   ----------   -------   -------   ----------
      Total MBS..........   2,978,912    14,124    28,739    2,964,297    4,917,545    21,153    35,805    4,902,893
                           ----------   -------   -------   ----------   ----------   -------   -------   ----------
Other debt securities:
  U. S. government and
    agencies.............       3,492        33        --        3,525        8,552        86        --        8,638
  State and municipal....      13,036       180       382       12,834       36,997       112       818       36,291
  Domestic corporate.....     333,683    11,279     1,867      343,095       34,844       575        60       35,359
  Other..................         500        --        --          500          500        --        --          500
                           ----------   -------   -------   ----------   ----------   -------   -------   ----------
      Total other debt
         securities......     350,711    11,492     2,249      359,954       80,893       773       878       80,788
                           ----------   -------   -------   ----------   ----------   -------   -------   ----------
Equity securities........       5,529       219       555        5,193        9,243       133       753        8,623
                           ----------   -------   -------   ----------   ----------   -------   -------   ----------
Total securities
  available for sale.....  $3,335,152   $25,835   $31,543   $3,329,444   $5,007,681   $22,059   $37,436   $4,992,304
                           ==========   =======   =======   ==========   ==========   =======   =======   ==========

     At December 31, 1998, $2.2 billion of securities available for sale were pledged as collateral for borrowed funds and other purposes.

     During December 1997, the Company, primarily as a result of a reassessment of its asset/liability management strategy, transferred its entire portfolio of securities held to maturity to its portfolio of securities available for sale. At the date of transfer, the securities held to maturity portfolio had an amortized cost of $3.6 billion and net unrealized pre-tax losses of approximately $51 million. In connection with a decision made at the time of transfer to sell $1.4 billion of the transferred securities, the Company, during December 1997, wrote-down those securities with unrealized losses to estimated fair value and recognized a pre-tax loss of $25.2 million. Substantially all of the securities designated for sale were sold during 1998.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Information concerning sales of securities available for sale is summarized below for the year ended December 31 (in thousands):

                                                            1998          1997          1996
                                                         ----------    ----------    ----------
Proceeds from sales....................................  $1,922,949    $1,720,817    $2,290,279
Gross realized gains...................................      22,981        20,800         8,589
Gross realized losses..................................       1,010        11,890        15,554

     The following table sets forth, at December 31, 1998, the amortized cost, estimated fair value and weighted average yield of debt securities available for sale by period to contractual maturity (dollars in thousands):

                                                                                       WEIGHTED
                                                           AMORTIZED     ESTIMATED      AVERAGE
                                                              COST       FAIR VALUE    YIELD(1)
                                                           ----------    ----------    ---------
MBS:
  Due in one year or less................................  $      102    $      102      7.28%
  Due after one through five years.......................       7,179         7,322      6.78
  Due after five through ten years.......................      74,307        74,331      6.86
  Due after ten years....................................   2,897,324     2,882,542      6.86
                                                           ----------    ----------
     Total MBS...........................................   2,978,912     2,964,297      6.86
                                                           ----------    ----------
Other debt securities:
  Due in one year or less................................       4,788         4,788      6.04
  Due after one through five years.......................       8,089         8,132      7.88
  Due after five through ten years.......................      11,242        10,516      7.69
  Due after ten years....................................     326,592       336,518      7.59
                                                           ----------    ----------
     Total other debt securities.........................     350,711       359,954      7.58
                                                           ----------    ----------
Total debt securities available for sale.................  $3,329,623    $3,324,251      6.94
                                                           ==========    ==========

---------------
(1) The weighted average yield is based on amortized cost.

                      DIME BANCORP, INC. AND SUBSIDIARIES

NOTE 5 -- LOANS RECEIVABLE, NET

     A summary of loans receivable, net, is as follows at December 31 (in thousands):

                                                                 1998           1997
                                                              -----------    -----------
Residential real estate:
  Permanent.................................................  $ 8,862,369    $ 9,779,559
  Construction (net of loans in process of $360 in 1998 and
     $725 in 1997)..........................................        1,647          2,453
  Net deferred yield adjustments............................       55,801         66,581
                                                              -----------    -----------
     Total residential real estate..........................    8,919,817      9,848,593
                                                              -----------    -----------
Commercial real estate:
  Permanent (net of loans in process of $18,337 in 1998 and
     $2,000 in 1997)........................................    2,487,230      2,214,620
  Construction (net of loans in process of $115,219 in 1998
     and $65,087 in 1997)...................................       92,937         57,152
  Net deferred yield adjustments............................      (12,417)        (8,749)
                                                              -----------    -----------
     Total commercial real estate...........................    2,567,750      2,263,023
                                                              -----------    -----------
Consumer:
  Home equity...............................................      837,867        617,041
  Secured by deposit accounts...............................       39,900         40,992
  Manufactured home.........................................       32,053         44,432
  Other.....................................................       42,569         52,698
  Net deferred yield adjustments............................       20,841         18,654
                                                              -----------    -----------
     Total consumer.........................................      973,230        773,817
                                                              -----------    -----------
Business:
  Principal balance.........................................      287,463         99,110
  Net deferred yield adjustments............................         (192)           (36)
                                                              -----------    -----------
     Total business.........................................      287,271         99,074
                                                              -----------    -----------
Allowance for loan losses...................................     (105,081)      (104,718)
                                                              -----------    -----------
Total loans receivable, net.................................  $12,642,987    $12,879,789
                                                              ===========    ===========

     Loans receivable totaling $6.4 billion were pledged as collateral for borrowed funds at December 31, 1998.

     At December 31, 1998, the Company's residential real estate loans receivable were principally concentrated in the states of New York (30.3%), Connecticut (12.4%), New Jersey (6.9%), California (6.6%) and Illinois (6.4%). At that date, the Company's commercial real estate loans receivable were largely concentrated in the states of New York (77.0%) and New Jersey (9.2%). Home equity loans at the end of 1998 were primarily concentrated in the states of New York (51.7%), California (10.9%) and New Jersey (9.7%). Business loans at year-end 1998 were largely concentrated in the states of New York (56.6%), New Jersey (9.9%) and Maryland (6.7%).

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Activity in the allowance for loan losses is summarized as follows for the year ended December 31 (in thousands):

                                                               1998        1997        1996
                                                             --------    --------    --------
Balance at beginning of year...............................  $104,718    $106,495    $128,295
Provision for loan losses(1)...............................    32,000      49,000      41,000
Allowance acquired in the BFS Acquisition..................        --      13,249          --
Loan charge-offs(1)(2).....................................   (40,067)    (71,608)    (71,296)
Loan recoveries............................................     8,430       7,582       8,496
                                                             --------    --------    --------
  Net loan charge-offs.....................................   (31,637)    (64,026)    (62,800)
                                                             --------    --------    --------
Balance at end of year.....................................  $105,081    $104,718    $106,495
                                                             ========    ========    ========

---------------
(1) The provision for loan losses and loan charge-offs for 1997 included $14.0 million and $35.8 million, respectively, associated with bulk sales of approximately $113 million of non-accrual residential real estate loans receivable in May 1997.

(2) Loan charge-offs for 1998 included $9.1 million associated with a bulk sale of approximately $53 million of non-accrual and subperforming loans in December 1998, substantially all of which were residential real estate loans.

NOTE 6 -- NON-PERFORMING ASSETS, LOANS MODIFIED IN A TDR, AND IMPAIRED LOANS

     Non-performing assets were comprised of the following at December 31 (in thousands):

                                                               1998        1997
                                                              -------    --------
Non-accrual loans:
  Residential real estate...................................  $37,771    $ 90,998
  Commercial real estate....................................   11,992      21,760
  Consumer..................................................    5,292       5,719
  Business..................................................       56         511
                                                              -------    --------
     Total non-accrual loans................................   55,111     118,988
                                                              -------    --------
ORE, net:
  Residential real estate...................................   15,170      20,228
  Commercial real estate....................................   14,505       9,255
  Allowance for losses......................................   (1,443)     (1,722)
                                                              -------    --------
     Total ORE, net.........................................   28,232      27,761
                                                              -------    --------
Total non-performing assets.................................  $83,343    $146,749
                                                              =======    ========

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Activity in the allowance for losses on ORE is summarized as follows for the year ended December 31 (in thousands):

                                                               1998       1997       1996
                                                              -------    -------    -------
Balance at beginning of year................................  $ 1,722    $ 3,294    $ 3,070
Provision for losses........................................      665      1,514      4,799
Charge-offs.................................................   (1,252)    (4,272)    (5,572)
Recoveries..................................................      308      1,186        997
                                                              -------    -------    -------
  Net charge-offs...........................................     (944)    (3,086)    (4,575)
                                                              -------    -------    -------
Balance at end of year......................................  $ 1,443    $ 1,722    $ 3,294
                                                              =======    =======    =======

     The following table sets forth loans that have been modified in a TDR, excluding those classified as non-accrual loans, at December 31 (in thousands):

                                                               1998       1997
                                                              -------    -------
Residential real estate.....................................  $ 6,159    $37,532
Commercial real estate......................................    6,039     46,677
                                                              -------    -------
Total loans modified in a TDR...............................  $12,198    $84,209
                                                              =======    =======

     The amount of interest income that would have been recorded on non-accrual loans and loans modified in a TDR, if such loans had been current in accordance with their original terms, was $5.9 million, $18.7 million and $34.1 million for 1998, 1997 and 1996, respectively. The amount of interest income that was recorded on these loans was $2.9 million, $11.5 million and $18.9 million for 1998, 1997 and 1996, respectively.

     The following table sets forth information regarding the Company's impaired loans at December 31 (in thousands):

                                                     1998                                  1997
                                      -----------------------------------   -----------------------------------
                                                    RELATED                               RELATED
                                                   ALLOWANCE                             ALLOWANCE
                                       RECORDED    FOR LOAN       NET        RECORDED    FOR LOAN       NET
                                      INVESTMENT    LOSSES     INVESTMENT   INVESTMENT    LOSSES     INVESTMENT
                                      ----------   ---------   ----------   ----------   ---------   ----------
Residential real estate:
  With a related allowance..........   $   619      $   (39)    $   580      $ 2,403      $  (150)    $ 2,253
  Without a related allowance.......     3,287           --       3,287        4,835           --       4,835
                                       -------      -------     -------      -------      -------     -------
     Total residential real
       estate.......................     3,906          (39)      3,867        7,238         (150)      7,088
                                       -------      -------     -------      -------      -------     -------
Commercial real estate:
  With a related allowance..........    13,861       (1,437)     12,424       26,275       (2,739)     23,536
  Without a related allowance.......        --           --          --        1,585           --       1,585
                                       -------      -------     -------      -------      -------     -------
     Total commercial real estate...    13,861       (1,437)     12,424       27,860       (2,739)     25,121
                                       -------      -------     -------      -------      -------     -------
Business:
  With a related allowance..........        56          (45)         11          511         (220)        291
                                       -------      -------     -------      -------      -------     -------
Total impaired loans................   $17,823      $(1,521)    $16,302      $35,609      $(3,109)    $32,500
                                       =======      =======     =======      =======      =======     =======

     The Company's average recorded investment in impaired loans for 1998, 1997 and 1996 was $28.1 million, $46.7 million and $76.8 million, respectively. Interest income recognized on such loans for 1998, 1997 and 1996 amounted to $1.3 million, $4.2 million and $3.9 million, respectively.

                      DIME BANCORP, INC. AND SUBSIDIARIES

NOTE 7 -- PREMISES AND EQUIPMENT, NET

     Premises and equipment, net, consisted of the following at December 31 (in thousands):

                                                                1998         1997
                                                              ---------    ---------
Cost:
  Land......................................................  $  12,263    $  12,368
  Buildings.................................................     87,251       84,950
  Leasehold improvements....................................     66,153       54,250
  Furniture, fixtures and equipment.........................    143,075      126,489
                                                              ---------    ---------
     Total cost.............................................    308,742      278,057
Accumulated depreciation and amortization...................   (137,863)    (127,252)
                                                              ---------    ---------
Total premises and equipment, net...........................  $ 170,879    $ 150,805
                                                              =========    =========

     Depreciation and amortization of premises and equipment charged to expense amounted to $28.3 million, $20.2 million and $16.7 million for 1998, 1997 and 1996, respectively.

NOTE 8 -- LOAN SERVICING

     Mortgage loans serviced by the Company for others are not included in the accompanying Consolidated Statements of Financial Condition. The balance of such loans amounted to $34.9 billion, $25.0 billion and $11.0 billion at December 31, 1998, 1997 and 1996, respectively. The balances at December 31, 1998 and 1997 include $7.9 billion and $3.0 billion, respectively, of loans being subserviced by the Company in connection with sales of loan servicing rights.

     A summary of activity in mortgage servicing assets is summarized in the table below for the year ended December 31 (in thousands):

                                                              1998         1997        1996
                                                            ---------    --------    --------
Balance at beginning of year..............................  $ 341,906    $127,745    $ 99,145
Originations and purchases................................    694,789      97,587      47,982
Acquired in the NAMC Acquisition..........................      2,160     180,897          --
Sales.....................................................   (277,871)    (56,539)         --
Amortization(1)...........................................    (92,291)    (29,751)    (19,382)
Hedging activities, net...................................     23,780      21,967          --
                                                            ---------    --------    --------
Balance at end of year....................................  $ 692,473    $341,906    $127,745
                                                            =========    ========    ========

---------------
(1) Includes amortization associated with derivative financial instruments hedging mortgage servicing assets.

     The estimated fair value of the Company's mortgage servicing assets at December 31, 1998 was $724.4 million.

                      DIME BANCORP, INC. AND SUBSIDIARIES

NOTE 9 -- DEPOSITS

     Deposits were comprised of the following at December 31 (in thousands):

                                                                 1998           1997
                                                              -----------    -----------
Demand......................................................  $ 1,976,122    $ 1,572,797
Savings.....................................................    2,291,782      2,431,812
Money market................................................    2,634,312      1,971,081
Time(1).....................................................    6,749,244      7,871,585
                                                              -----------    -----------
Total deposits..............................................  $13,651,460    $13,847,275
                                                              ===========    ===========

---------------
(1) Includes brokered deposits of $238.5 million at December 31, 1998 and $193.0 million at December 31, 1997.

     Scheduled maturities of time deposits at December 31, 1998 are set forth in the table which follows (dollars in thousands):

                                                                            WEIGHTED
                                                                            AVERAGE
                                                                            INTEREST
                                                                AMOUNT        RATE
                                                              ----------    --------
Maturing in:
  1999......................................................  $5,750,852     5.02%
  2000......................................................     732,823      5.44
  2001......................................................     129,488      5.48
  2002......................................................      48,039      5.28
  2003......................................................      77,004      5.48
  Thereafter................................................      11,038      5.64
                                                              ----------
Total time deposits.........................................  $6,749,244      5.08
                                                              ==========

     The following table sets forth the scheduled maturities of time deposits with balances of $100,000 or more at December 31, 1998 (in thousands):

                                                               AMOUNT
                                                              --------
Maturing in:
  Three months or less......................................  $352,440
  Over three through six months.............................   260,137
  Over six months through one year..........................   263,797
  Over one year.............................................    96,975
                                                              --------
Total.......................................................  $973,349
                                                              ========

     At December 31, 1997, time deposits with balances of $100,000 or more amounted to $1.0 billion.

     In August 1998, the Bank sold its sole remaining Florida branch, which had deposits of $207.2 million at the time of sale.

                      DIME BANCORP, INC. AND SUBSIDIARIES

NOTE 10 -- FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO
           REPURCHASE

     Information concerning federal funds purchased and securities sold under agreements to repurchase is summarized in the table below at or for the year ended December 31 (dollars in thousands):

                                                            1998          1997          1996
                                                         ----------    ----------    ----------
Federal funds purchased:
  Balance at year end:
     Principal balance.................................  $  475,000    $       --    $       --
     Deferred hedging-related interest rate
       adjustments.....................................         (20)           --            --
                                                         ----------    ----------    ----------
  Balance at year end..................................  $  474,980    $       --    $       --
                                                         ==========    ==========    ==========
  Average balance during the year......................  $  219,050    $       --    $       55
  Maximum month-end balance during the year............     805,000            --            --
  Weighted average interest rate at year end...........        5.26%           --%           --%
  Weighted average interest rate during the year.......        5.20            --          5.34
Securities sold under agreements to repurchase:
  Balance at year end:
     Principal balance.................................  $1,770,238    $2,980,781    $3,557,145
     Deferred hedging-related interest rate
       adjustments.....................................          --        (5,007)       (6,911)
                                                         ----------    ----------    ----------
  Balance at year end..................................  $1,770,238    $2,975,774    $3,550,234
                                                         ==========    ==========    ==========
  Average balance during the year......................  $1,584,131    $3,628,681    $2,672,859
  Maximum month-end balance during the year............   2,694,808     4,265,905     3,629,357
  Weighted average interest rate at year end...........        5.35%         5.85%         5.64%
  Weighted average interest rate during the year.......        5.58          5.70          5.52
  MBS pledged as collateral at year end:
     Carrying value....................................  $1,870,846    $3,119,359    $3,797,628
     Estimated fair value..............................   1,870,846     3,119,359     3,744,227

     The federal funds purchased and securities sold under agreements to repurchase outstanding at December 31, 1998 matured in January 1999.

     Accrued interest payable on securities sold under agreements to repurchase, which is included under the caption "Other liabilities" in the accompanying Consolidated Statements of Financial Condition, amounted to $4.8 million, $21.0 million and $15.2 million at December 31, 1998, 1997 and 1996, respectively.

     The MBS pledged as collateral for securities sold under agreements to repurchase were delivered to the broker-dealers who arranged the transactions. The broker-dealers may have loaned these MBS to other parties in the normal course of their operations and agreed to resell to the Company the identical MBS sold.

                      DIME BANCORP, INC. AND SUBSIDIARIES

NOTE 11 -- FEDERAL HOME LOAN BANK OF NEW YORK ("FHLBNY") ADVANCES

     Information concerning short-term FHLBNY advances is summarized in the table below at or for the year ended December 31 (dollars in thousands):

                                                            1998          1997          1996
                                                         ----------    ----------    ----------
Balance at year end....................................  $3,647,330    $2,136,675    $  355,000
Average balance during the year........................   3,004,269       916,737     2,730,853
Maximum month-end balance during the year..............   3,899,375     2,187,527     4,512,355
Weighted average interest rate at year end.............        5.80%         5.96%         5.74%
Weighted average interest rate during the year.........        5.67          5.79          5.82

     Of the $3.6 billion of short-term FHLBNY advances outstanding at December 31, 1998, $3.2 billion matures in January 1999, $300.0 million matures in July 1999 and $150.0 million matures in August 1999.

     Long-term FHLBNY advances consisted of the following at December 31 (dollars in thousands):

                                                                1998        1997
                                                              --------    --------
Adjustable-rate advances due 1998 to 2000; stated interest
  rates of 5.21% to 5.61% (1998) and 6.16% to 6.30%
  (1997)....................................................  $200,000    $555,000
Fixed-rate advances due 1998 to 2011; net unamortized
  premiums of $105 (1998) and $298 (1997); stated interest
  rates of 5.73% to 7.44% (1998) and 5.76% to 7.44% (1997);
  effective interest rates of 5.73% to 7.19% (1998) and
  5.76% to 7.19% (1997).....................................   229,785      95,076
                                                              --------    --------
Total long-term FHLBNY advances.............................  $429,785    $650,076
                                                              ========    ========

     The weighted average effective interest rate on long-term FHLBNY advances was 5.85% at December 31, 1998 and 6.30% at December 31, 1997. Scheduled principal repayments of long-term FHLBNY advances for the five years subsequent to December 31, 1998 were $125.1 million in 1999, $160.1 million in 2000, $10.2 million in 2001, $20.1 million in 2002, and $10.1 million in 2003.

     At December 31, 1998, FHLBNY advances were collateralized by the Bank's investment in FHLBNY stock and by certain MBS and residential real estate loans receivable.

NOTE 12 -- SENIOR NOTES

     Senior notes, which are unsecured obligations of the Holding Company and are not subordinated to any other indebtedness of the Holding Company, were comprised of the following at December 31 (dollars in thousands):

                                                                1998        1997
                                                              --------    --------
Short-term:
  Due March 1999; unamortized discount of $71; 6.12% stated
     interest rate; 6.49% effective interest rate...........  $ 99,929    $     --
Long-term:
  Due July 2003; unamortized discount of $776; 8.9375%
     stated interest rate; 9.34% effective interest rate....        --      43,594
  Due November 2005; unamortized discount of $1,023 (1998)
     and $1,119 (1997); 10.50% stated interest rate; 10.71%
     effective interest rate................................    98,977      98,881
                                                              --------    --------
Total senior notes..........................................  $198,906    $142,475
                                                              ========    ========

                      DIME BANCORP, INC. AND SUBSIDIARIES

     The 6.12% senior notes due March 1999 (the "6.12% Senior Notes") were issued in September 1998 and are not redeemable prior to their maturity. Interest on the 6.12% Senior Notes is payable at maturity. The average balance of the 6.12% Senior Notes during 1998 was $30.9 million.

     In July 1998, the Holding Company, at its option, redeemed the remaining $44.4 million of its outstanding 8.9375% senior notes due July 2003 (the "8.9375% Senior Notes"). In November 1997, the Holding Company had purchased $55.6 million of such senior notes. In connection with these transactions, after-tax extraordinary losses of $1.1 million and $1.5 million were recognized during 1998 and 1997, respectively. The 8.9375% Senior Notes had been issued in 1993 and interest thereon was payable semi-annually.

     The 10.50% senior notes due November 2005 (the "10.50% Senior Notes"), interest on which is payable quarterly, were issued in 1994. Effective November 15, 1998, the 10.50% Senior Notes became redeemable, at the option of the Holding Company, in whole or in part at specified redemption prices.

NOTE 13 -- GUARANTEED PREFERRED BENEFICIAL INTERESTS IN DIME BANCORP, INC.'S
           JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES ("TRUST PREFERRED SECURITIES")

     On May 6, 1997, Dime Capital Trust I ("Dime Capital"), a Delaware statutory business trust that was formed by the Holding Company, issued $200.0 million aggregate liquidation amount of 9.33% Capital Securities, Series A (the "Series A Capital Securities"), representing preferred beneficial interests in Dime Capital, in an underwritten public offering and $6.2 million aggregate liquidation amount of common beneficial interests represented by its common securities to the Holding Company (the "Dime Capital Common Securities," and together with the Series A Capital Securities, the "Dime Capital Securities"). In connection therewith, Dime Capital purchased $206.2 million aggregate principal amount of 9.33% Junior Subordinated Deferrable Interest Debentures, Series A, due May 6, 2027 (the "Series A Subordinated Debentures") issued by the Holding Company, which amount is equal to the aggregate liquidation amount of the Dime Capital Securities. Dime Capital is wholly-owned by the Holding Company and exists for the sole purpose of issuing the Dime Capital Securities and investing the proceeds thereof in the Series A Subordinated Debentures. The Series A Subordinated Debentures, which are, and will be, the sole assets of Dime Capital, are subordinate and junior in right of payment to all present and future senior indebtedness of the Holding Company. The Holding Company, through:
(i) a guarantee agreement, between the Holding Company and The Chase Manhattan Bank ("Chase"), as trustee; (ii) a trust agreement, among the Holding Company, as depositor, Chase, as property trustee, Chase Manhattan Bank Delaware, as Delaware trustee, certain employees or officers of the Holding Company, as administrative trustees, and the holders from time to time of the Dime Capital Securities; (iii) an expense agreement, between the Holding Company and Dime Capital; (iv) the Series A Subordinated Debentures; and (v) an indenture regarding the Series A Subordinated Debentures, between the Holding Company and Chase, as trustee, when taken in the aggregate, has fully and unconditionally guaranteed all of Dime Capital's obligations under the Series A Capital Securities. The Series A Capital Securities are subject to mandatory redemption, in whole or in part, upon the repayment of the Series A Subordinated Debentures at their stated maturity or earlier redemption. Distributions on the Series A Capital Securities are payable semi-annually and are reflected in the Company's Consolidated Statements of Income under the caption "Interest expense on borrowed funds."

     The carrying value and outstanding principal amount of the Trust Preferred Securities was $162.0 million and $165.2 million, respectively, at December 31, 1998 and $196.1 million and $200.0 million, respectively, at December 31, 1997. In September 1998, the Holding Company purchased $34.8 million of the outstanding Series A Capital Securities, which resulted in an after-tax extraordinary loss of $2.7 million. The Trust Preferred Securities have an effective interest rate of 9.53%.

                      DIME BANCORP, INC. AND SUBSIDIARIES

NOTE 14 -- OTHER BORROWED FUNDS

     Information concerning short-term Treasury tax and loan notes included in other borrowed funds is summarized in the table below at or for the year ended December 31 (dollars in thousands):

                                                                1998       1997      1996
                                                              --------    ------    ------
Balance at year end.........................................  $  9,474    $3,943    $3,443
Average balance during the year.............................    64,798     2,898     1,357
Maximum month-end balance during the year...................   620,000     6,063     6,173
Interest rate at year end...................................      4.14%     5.25%     5.12%
Weighted average interest rate during the year..............      5.25      5.35      5.50

     Long-term debt of the Company included in other borrowed funds consisted of the following at December 31 (dollars in thousands):

                                                               1998        1997
                                                              -------    --------
Medium term notes:
  Due 1998; unamortized discount of $18; stated interest
     rates of 5.78% to 5.84%; effective interest rates of
     5.90%..................................................  $    --    $ 24,982
  Due 2000; unamortized premiums of $31 (1998) and $47
     (1997); stated interest rates of 6.27% to 6.53%;
     effective interest rates of 6.24%......................   25,031      25,047
  Due 2003; unamortized premiums of $952 (1998) and $1,123
     (1997); stated interest rates of 7.29% to 7.34%;
     effective interest rates of 6.39%......................   26,952      27,123
                                                              -------    --------
     Total medium term notes................................   51,983      77,152
                                                              -------    --------
Bonds, preferred stocks and loans transferred in put
  transactions due 1998 to 2016; stated interest rates of
  4.08% to 8.40%............................................   20,182      44,159
Collateralized Real Yield Securities due 2008; unamortized
  discount of $561; stated interest rate of 5.17%; effective
  interest rate of 5.27%....................................       --      77,439
Other.......................................................    7,965      15,482
                                                              -------    --------
Total other long-term debt..................................  $80,130    $214,232
                                                              =======    ========

     The weighted average effective interest rate on the long-term debt included in the above table was 6.68% at December 31, 1998 and 6.08% at December 31, 1997. The scheduled principal payments due on the long-term debt included in the above table for the five years subsequent to December 31, 1998 were $0.6 million in 1999, $26.4 million in 2000, $0.7 million in 2001, $1.6 million in 2002, and
$26.8 million in 2003.

     The medium term notes, all of which were assumed in connection with the NAMC Acquisition, are unsecured. The terms of these notes provide for semi-annual fixed-rate interest payments and a single principal payment at maturity.

     From 1983 to 1985, the Bank had entered into various borrowing agreements under which it transferred certain tax-exempt bonds, preferred stocks and tax-exempt loans to certain unit investment trusts and others, accompanied by put options. During the terms of the agreements, the holders are entitled to return the assets to the Bank under various circumstances at specified prices. The underlying bonds, preferred stocks and loans transferred in the put transactions had carrying values of $8.6 million, $3.3 million and $8.4 million, respectively, at December 31, 1998. At that date, these borrowing agreements were further collateralized by designated MBS.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     The Collateralized Real Yield Securities, which were issued in August 1988 and were obligations of the Bank, were repaid, at the option of the holders thereof, in August 1998. Upon their repayment, a $0.3 million after-tax extraordinary loss was recognized. Interest on these borrowings was payable quarterly at a rate reset quarterly based on the sum of 3.00% plus the percentage change, if any, in the Consumer Price Index for all Urban Consumers during the preceding twelve-month period.

NOTE 15 -- STOCKHOLDERS' EQUITY

  Preferred Stock

     At December 31, 1998 and 1997, the Holding Company was authorized to issue, in one or more series, 40 million shares of preferred stock with a par value of $0.01 per share (the "Preferred Stock"). The powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including, but not limited to, the number of shares of any series of Preferred Stock, the dividend rights, redemption rights, liquidation preferences, voting rights and conversion rights of any series is determined by the board of directors of the Holding Company (the "Board"). As of December 31, 1998, no shares of the Preferred Stock have ever been issued.

  Common and Treasury Stock

     In April 1998, the stockholders of the Holding Company authorized an increase in the number of authorized shares of Common Stock to 350 million from 200 million. At December 31, 1998, 13.2 million shares of Common Stock were reserved for future issuance under the Company's stock-based employee benefit plans.

     The following table sets forth the Holding Company's common share activity during the years indicated.

                                                                    COMMON SHARES
                                                       ----------------------------------------
                                                                       HELD IN
                                                         ISSUED        TREASURY     OUTSTANDING
                                                       -----------    ----------    -----------
Balance at December 31, 1995.........................   99,705,731            --     99,705,731
Purchased for treasury...............................           --    (5,025,900)    (5,025,900)
Issued in connection with exercise of stock
  warrant............................................    8,407,500            --      8,407,500
Issued in connection with employee benefit plans,
  net................................................      148,985     1,507,603      1,656,588
                                                       -----------    ----------    -----------
  Balance at December 31, 1996.......................  108,262,216    (3,518,297)   104,743,919
Purchased for treasury...............................           --    (9,287,100)    (9,287,100)
Issued in connection with the NAMC Acquisition.......   11,958,077     7,479,664     19,437,741
Issued in connection with employee benefit plans,
  net................................................       36,166     1,427,601      1,463,767
                                                       -----------    ----------    -----------
  Balance at December 31, 1997.......................  120,256,459    (3,898,132)   116,358,327
Purchased for treasury...............................           --    (6,371,800)    (6,371,800)
Issued in connection with employee benefit plans,
  net................................................       (4,000)    1,587,074      1,583,074
                                                       -----------    ----------    -----------
Balance at December 31, 1998.........................  120,252,459    (8,682,858)   111,569,601
                                                       ===========    ==========    ===========

     In May 1996, the Federal Deposit Insurance Corporation ("FDIC") exercised its warrant to acquire 8,407,500 shares of Common Stock at $0.01 per share (the "FDIC Warrant") and sold the underlying shares in a secondary public offering. This warrant had been issued originally in July 1993 in accordance with the terms of an agreement between Anchor Bancorp, Inc. ("Anchor Bancorp") and the FDIC. (On January 13, 1995, Anchor Bancorp and its wholly-owned savings bank subsidiary, Anchor Savings Bank FSB ( "Anchor Savings" and, together with Anchor Bancorp, "Anchor") merged with and into the

                      DIME BANCORP, INC. AND SUBSIDIARIES

Holding Company and the Bank, respectively, which were the surviving entities. These mergers are collectively referred to as the "Anchor Merger.")) Pursuant to this agreement, Anchor Bancorp exchanged $157.0 million of its Class A cumulative preferred stock for $71.0 million of its newly-issued 8.9375% Senior Notes and a warrant to acquire, at an exercise price of $0.01 per share, 4,750,000 shares of Anchor Bancorp's common stock (which was converted to a warrant to acquire 8,407,500 shares of Common Stock at $0.01 per share upon consummation of the Anchor Merger). In this exchange, the FDIC also relinquished its claim to $47.2 million of accumulated but undeclared and unpaid dividends with respect to the Class A cumulative preferred stock.

     At December 31, 1998, the Holding Company had one Common Stock repurchase program in effect. Under this program, which was announced in September 1998, the Holding Company is authorized to repurchase up to approximately 5.6 million shares of its outstanding Common Stock. During 1998, 335,000 shares of Common Stock were acquired under this program.

  Dividend Restrictions

     The Holding Company's ability to pay dividends on the Common Stock is limited by restrictions imposed by Delaware law. In general, dividends may be paid out of the Holding Company's surplus, as defined by Delaware law, or in the absence of such surplus, out of its net profits for the current and/or immediately preceding fiscal year.

     The funding of any future dividend payments on the Common Stock by the Holding Company may be dependent on dividends it receives from the Bank. The ability of the Bank to pay dividends to the Holding Company is subject to federal regulations.

     Generally, the Bank may not make a capital distribution, which includes cash dividends, at any time when, after such distribution, its regulatory capital would be below the regulatory capital requirements of the Office of Thrift Supervision ("OTS") or below the standards established by the prompt corrective action ("PCA") provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") for an institution to be deemed adequately capitalized.

     Under OTS regulations, a savings institution that exceeds its fully phased-in capital requirements, both before and after a proposed distribution, and that has not been advised by the OTS that it is in need of more than normal supervision, may, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year up to the higher of (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital ratio (the percentage by which an institution's ratio of total capital to assets exceeds the ratio of its fully phased-in capital requirement to assets) at the beginning of the calendar year or (ii) 75% of its net income over the most recent four-quarter period.

  Stockholder Protection Rights Plan

     In October 1995, the Board adopted a Stockholder Protection Rights Plan (the "Rights Plan"). Under the Rights Plan, which expires in November 2005, the Board declared a dividend of one right on each outstanding share of Common Stock, which was paid on November 6, 1995 to stockholders of record on that date (the "Rights"). Until it is announced that a person or group has acquired 20% or more of the outstanding Common Stock (an "Acquiring Person") or has commenced a tender offer that could result in their owning 20% or more of Common Stock, the Rights will be evidenced solely by the Holding Company's common stock certificates, will automatically trade with the Common Stock and will not be exercisable. Following any such announcement, separate Rights would be distributed, with each Right entitling its owner to purchase participating preferred stock of the Holding Company having economic and voting terms similar to those of one share of Common Stock for an exercise price of $50.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Upon announcement that any person or group has become an Acquiring Person and unless the Board acts to redeem the Rights, then ten business days thereafter (or such earlier or later date, not beyond 30 days, as the Board may decide) (the "Flip-in Date"), each Right (other than Rights beneficially owned by any Acquiring Person or transferee thereof, which become void) will entitle the holder to purchase, for the $50 exercise price, a number of shares of Common Stock having a market value of $100. In addition, if, after an Acquiring Person gains control of the Board, the Holding Company is involved in a merger or sells more than 50% of its assets or assets generating more than 50% of its operating income or cash flow, or has entered into an agreement to do any of the foregoing (or an Acquiring Person is to receive different treatment than all other stockholders), each Right will entitle its holder to purchase, for the $50 exercise price, a number of shares of common stock of the Acquiring Person having a market value of $100. If any person or group acquires between 20% and 50% of the outstanding Common Stock the Board may, at its option, exchange one share of such Common Stock for each Right. The Rights may also be redeemed by the Board for $0.01 per Right prior to the Flip-in Date.

NOTE 16 -- REGULATORY CAPITAL

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's and the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for PCA, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's regulatory capital amounts and classification are also subject to qualitative judgments by regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation by the OTS to ensure capital adequacy (the "Capital Adequacy Regulations") require the Bank to maintain, as set forth in the table below, specified minimum amounts of and ratios of tangible and core ("tier 1") capital to adjusted total assets and of total risk-based capital to total risk-weighted assets. Management believes that, as of December 31, 1998, the Bank was in compliance with the Capital Adequacy Regulations.

     Pursuant to FDICIA, the OTS adopted PCA regulations (the "PCA Regulations") which established five capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To be categorized as well capitalized, the Bank must maintain the minimum capital ratios set forth in the table below. As of December 31, 1998, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for PCA. There are no conditions or events since that notification that the Bank believes have changed its category.

     The following table summarizes, at December 31 for the years shown, the Bank's actual regulatory capital amounts and ratios, as well as its minimum capital requirements under the Capital Adequacy Regulations and under the PCA Regulations for it to be deemed well capitalized (dollars in thousands):

                                                            1998                   1997
                                                     -------------------    -------------------
                                                       AMOUNT      RATIO      AMOUNT      RATIO
                                                     ----------    -----    ----------    -----
Actual regulatory capital:
  Tangible and core capital........................  $1,282,010     5.82%   $1,216,417     5.64%
  Tier 1 risk-based capital........................   1,282,010     9.58     1,216,417    10.29
  Total risk-based capital.........................   1,387,091    10.37     1,321,135    11.17

                      DIME BANCORP, INC. AND SUBSIDIARIES

                                                            1998                   1997
                                                     -------------------    -------------------
                                                       AMOUNT      RATIO      AMOUNT      RATIO
                                                     ----------    -----    ----------    -----
Minimum capital requirements pursuant to the:
  Capital Adequacy Regulations:
     Tangible capital..............................     330,622     1.50       323,447     1.50
     Core capital..................................     661,243     3.00       646,893     3.00
     Total risk-based capital......................   1,070,282     8.00       946,114     8.00
  PCA Regulations to be deemed well capitalized:
     Core capital..................................   1,102,072     5.00     1,078,155     5.00
     Tier 1 risk-based capital.....................     802,711     6.00       709,585     6.00
     Total risk-based capital......................   1,337,852    10.00     1,182,642    10.00

NOTE 17 -- NET GAINS (LOSSES) ON SALES ACTIVITIES

     Net gains (losses) on sales activities were comprised of the following for the year ended December 31 (in thousands):

                                                               1998        1997        1996
                                                             --------    --------    --------
Net gains (losses) on:
  Sales of loans held for sale.............................  $217,271    $ 23,219    $  2,630
  Sales, calls and other than temporary impairment in value
     of securities available for sale and held to
     maturity..............................................    21,855     (17,794)    (11,265)
  Sale of deposits.........................................     9,550          --          --
  Sales of mortgage servicing rights.......................     1,986       6,888          --
  Other....................................................    (6,211)       (277)     (4,081)
                                                             --------    --------    --------
Total net gains (losses) on sales activities...............  $244,451    $ 12,036    $(12,716)
                                                             ========    ========    ========

NOTE 18 -- EMPLOYEE BENEFIT PLANS

  Pension and Postretirement Health Care and Life Insurance Plans

     The Company currently maintains a non-contributory, qualified, defined benefit pension plan (the "Qualified Pension Plan") covering, except as noted, substantially all salaried employees of the Company who meet certain age and length of service requirements. The Qualified Pension Plan assets primarily consist of equity and debt securities. NAMC personnel are generally covered by a plan maintained by NAMC (see "Other Plans"). The Company also maintains various non-contributory, non-qualified, defined benefit pension plans (the "Non-Qualified Pension Plans"). Benefits under these plans have not been prefunded by the Company.

     In addition, the Company currently sponsors unfunded postretirement health care and life insurance plans covering, except as noted, substantially all salaried employees of the Company who meet certain age and length of service requirements. Employees of NAMC, with certain exceptions, are not covered under these plans. In general, the Company's postretirement health care plan requires contributions from participants. Benefits under the Company's postretirement life insurance plan are provided to participants on a non-contributory basis.

     Effective January 1, 1998, the Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and

                      DIME BANCORP, INC. AND SUBSIDIARIES
eliminates certain disclosures no longer deemed useful. The following disclosures have been prepared in accordance with SFAS No. 132.

     The following table provides details of the changes in the benefit obligation and fair value of plan assets for the above plans for each of the years shown and a reconciliation, at the end of each year shown, of the funded status of the plans with the net amount recognized in the consolidated statement of financial condition (in thousands):

                                                          1998                    1997
                                                  --------------------    --------------------
                                                  PENSION      OTHER      PENSION      OTHER
                                                  BENEFITS    BENEFITS    BENEFITS    BENEFITS
                                                  --------    --------    --------    --------
Change in benefit obligation during the year:
  Benefit obligation at beginning of year.......  $170,722    $ 52,646    $155,711    $ 47,860
  Service cost..................................     5,989         653       4,785         462
  Interest cost.................................    11,392       3,552      11,271       3,630
  Plan participants' contributions..............        --         199          --         175
  Acquisition...................................        --          --         283         780
  Actuarial loss................................       923         341      11,473       2,491
  Benefits paid.................................   (13,215)     (2,690)    (12,801)     (2,752)
                                                  --------    --------    --------    --------
     Benefit obligation at end of year..........   175,811      54,701     170,722      52,646
                                                  --------    --------    --------    --------
Change in fair value of plan assets during the
  year:
  Fair value of plan assets at beginning of
     year.......................................   154,117          --     142,841          --
  Actual return on plan assets..................    16,472          --      21,193          --
  Acquisition...................................        --          --       3,312          --
  Employer contributions........................     1,078       2,491         918       2,577
  Plan participants' contributions..............        --         199          --         175
  Benefits paid.................................   (13,215)     (2,690)    (12,802)     (2,752)
  Administrative expenses paid..................    (1,216)         --      (1,345)         --
                                                  --------    --------    --------    --------
     Fair value of plan assets at end of year...   157,236          --     154,117          --
                                                  --------    --------    --------    --------
Funded status at end of year....................   (18,575)    (54,701)    (16,605)    (52,646)
Unrecognized actuarial loss (gain)..............    11,117        (346)     11,033        (687)
Unrecognized transition (asset) obligation......    (2,220)     26,861      (3,065)     28,771
Unrecognized prior service cost.................     4,420          --       5,277          --
                                                  --------    --------    --------    --------
Net amount recognized at end of year............  $ (5,258)   $(28,186)   $ (3,360)   $(24,562)
                                                  ========    ========    ========    ========

     The components of the net amounts recognized in the Company's Consolidated Statements of Financial Condition in connection with its pension plans and postretirement health care and life insurance plans were as follows at December 31 (in thousands):

                                                          1998                    1997
                                                  --------------------    --------------------
                                                  PENSION      OTHER      PENSION      OTHER
                                                  BENEFITS    BENEFITS    BENEFITS    BENEFITS
                                                  --------    --------    --------    --------
Prepaid benefit cost............................  $ 10,626    $     --    $ 10,154    $     --
Accrued benefit liability.......................   (19,452)    (28,186)    (17,902)    (24,562)
Intangible asset................................     3,568          --       4,388          --
                                                  --------    --------    --------    --------
Net amount recognized...........................  $ (5,258)   $(28,186)   $ (3,360)   $(24,562)
                                                  ========    ========    ========    ========

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Weighted average assumptions used by the Company in accounting for its pension plans and postretirement health care and life insurance plans were as follows at December 31:

                                                                  1998                    1997
                                                          --------------------    --------------------
                                                          PENSION      OTHER      PENSION      OTHER
                                                          BENEFITS    BENEFITS    BENEFITS    BENEFITS
                                                          --------    --------    --------    --------
Discount rate...........................................    7.00%       7.00%       7.00%       7.00%
Rate of compensation increase...........................    4.00        4.00        4.00        4.00
Expected return on plan assets..........................   10.00          --       10.00          --

     Net periodic expense associated with the Company's pension plans and postretirement health care and insurance plans included the following components for the year ended December 31 (in thousands):

                                         1998                    1997                    1996
                                 --------------------    --------------------    --------------------
                                 PENSION      OTHER      PENSION      OTHER      PENSION      OTHER
                                 BENEFITS    BENEFITS    BENEFITS    BENEFITS    BENEFITS    BENEFITS
                                 --------    --------    --------    --------    --------    --------
Service cost...................  $  5,989     $  653     $  4,785     $  462     $  5,905     $1,340
Interest cost..................    11,392      3,552       11,271      3,630       11,016      3,415
Expected return on plan
  assets.......................   (14,521)        --      (13,968)        --      (13,794)        --
Amortization of transition
  (asset) obligation...........      (845)     1,910         (845)     1,910         (845)     1,910
Amortization of prior service
  cost.........................       857         --          910         --        1,976         --
Recognized actuarial loss
  (gain).......................       104         --         (728)        --          258         --
                                 --------     ------     --------     ------     --------     ------
Net periodic expense...........  $  2,976     $6,115     $  1,425     $6,002     $  4,516     $6,665
                                 ========     ======     ========     ======     ========     ======

     Pension plans with accumulated benefit obligations in excess of plan assets at December 31, 1998 and 1997 consisted of the Non-Qualified Pension Plans. The aggregate projected benefit obligation and accumulated benefit obligation of these plans amounted to $20.6 million and $19.5 million, respectively, at December 31, 1998 and $18.3 million and $17.9 million, respectively, at December 31, 1997.

     As of December 31, 1998, the average annual rate of increase in the per capita cost of covered health care benefits for 1999 was assumed to be 9.00% for participants less than 65 years old and 6.00% for all other participants and was assumed to decline gradually until a floor of 5.00% was reached in 2003 and 2000, respectively. Increasing the assumed health care cost trend rates by 1.0% in each year would increase the related accumulated benefit obligation at December 31, 1998 by $0.9 million and the aggregate of the related service and interest cost components by $0.1 million. A 1.0% decrease in the assumed health care cost trend rates in each year would decrease the related accumulated benefit obligation by $0.8 million and the aggregate of the related service and interest cost components by $0.1 million.

  Other Plans

     The Company maintains a savings plan, the Retirement 401(k) Investment Plan, which covers substantially all employees of the Company, other than those eligible to participate in a defined contribution benefit plan assumed by the Company in connection with the NAMC Acquisition. Under the Retirement 401(k) Investment Plan, participants may contribute up to 15% of their base pay on a before-or after-tax basis, up to legal limits. The Company currently makes matching contributions equal to 100% of the first 6% of participant contributions. Participants vest immediately in their own contributions and over a period of five years for the Company's contributions. Each member's contributions and matching

                      DIME BANCORP, INC. AND SUBSIDIARIES
contributions are invested, in accordance with the member's directions, in one or any combination of available investment options.

     In connection with the NAMC Acquisition, the Company assumed NAMC's 401(k) Savings and Retirement Plan. This plan covers substantially all NAMC personnel, except those employees of NAMC covered under the Qualified Pension Plan or the Retirement 401(k) Investment Plan. The provisions of the 401(k) savings component of this plan provide for contributions by participants of up to 15% of their total pay on a before-tax basis, up to legal limits, and matching contributions by the Company of up to 1.5% of a participant's eligible compensation. Participants vest immediately in their own contributions and over a period of four years for the Company's contributions. Under the provisions of the retirement benefit component of the 401(k) Savings and Retirement Plan, contributions are made by the Company equal to 4% of the participant's eligible pay. Participants vest in such contributions over a period of seven years. Contributions to the 401(k) Savings and Retirement Plan are invested, in accordance with the participant's direction, in one or any combination of available investment options.

     The Company also maintains non-qualified arrangements under which supplemental amounts in excess of those allocated under the Retirement 401(k) Investment Plan are allocated with respect to certain employees and upon which earnings are credited. These amounts include supplemental allocations based upon the amounts that would otherwise be contributed as matching contributions under the Retirement 401(k) Investment Plan on base pay that exceeds the amount for which matching contributions are permitted to be made under the Retirement 401(k) Investment Plan.

     The aggregate expense recognized by the Company in connection with the above plans was $8.7 million, $4.9 million and $4.3 million for 1998, 1997 and 1996, respectively.

NOTE 19 -- STOCK PLANS

  Stock Option and Incentive Plans

     As further described below, at December 31, 1998, the Company had a total of four stock option and stock incentive plans in effect under which shares of Common Stock were available for future grants and a total of four terminated stock option and stock incentive plans under which stock-based awards remained outstanding. Awards granted under the terminated plans prior to their termination remain in effect in accordance with their terms.

     During 1997, the Company adopted its Pride Shares Program, a broad-based stock option plan under which there was a grant in each of May 1997 and March 1998 of an option to each eligible full-time employee and each eligible part-time employee to purchase 150 shares and 75 shares, respectively, of Common Stock. During 1999, the Company expects to make a final grant under the Pride Shares Program of an option to each eligible full-time employee and each eligible part-time employee to purchase 200 shares and 100 shares, respectively, of Common Stock. Options awarded under the Pride Shares Program have an exercise price equal to the grant date market price of the Common Stock and expire 11 years from the grant date. Vesting of options awarded under this plan generally occurs at the earlier of five years after the date of grant or the date the Common Stock price reaches a specified target price (as established at the date of grant) and its closing price stays at, or rises above, that target price for five consecutive trading days. The options granted under the Pride Shares Program during 1997, all of which vested during that year, had a target price of $20.00, whereas the options granted during 1998, which have not vested as of December 31, 1998, have a target price of $36.00. At December 31, 1998, a total of 2,000,000 shares of Common Stock had been reserved for issuance under the Pride Shares Program, of which 860,600 shares were available for future grants.

     Also in 1997, the Company adopted a broad-based stock incentive plan (the "1997 Stock Incentive Plan"), under which all employees, excluding certain officers, are eligible to receive options to purchase

                      DIME BANCORP, INC. AND SUBSIDIARIES

Common Stock at an exercise price equal to the market price of the Common Stock at the date of grant. An aggregate of 600,000 shares of Common Stock have been reserved for issuance under this plan (including 300,000 shares during 1998), of which 30,105 shares remained available for future grants as of December 31, 1998. The 1997 Stock Incentive Plan does not have an established termination date, but may be terminated at any time by the Board. The options to purchase Common Stock that have been awarded under the 1997 Stock Incentive Plan generally vest in three equal annual installments beginning one year from the date of grant and may be exercised over a period not in excess of eleven years.

     A stock incentive plan for outside directors ("the 1997 Stock Incentive Plan for Outside Directors") was approved by the Holding Company's stockholders during 1997, replacing a predecessor plan that had been adopted in 1987 (the "1987 Stock Incentive Plan for Outside Directors") and that terminated by its terms during 1996. Under the 1997 Stock Incentive Plan for Outside Directors, which terminates in May 2007, 350,000 shares of Common Stock have been reserved for future issuance. As amended during 1998, this plan provides for discretionary grants by the Board to outside directors of the Holding Company and its eligible direct and indirect subsidiaries of stock options, stock appreciation rights ("SARs"), restricted Common Stock, and deferred Common Stock. The terms of such grants are established by the Board. Options that have been awarded under the 1997 Stock Incentive Plan for Outside Directors have a term of 11 years, an exercise price equal to the market price of the Common Stock on the date granted and generally vest in three equal annual installments beginning one year from the date of grant. At year-end 1998, 308,500 shares of Common Stock remained available to be awarded under the 1997 Stock Incentive Plan for Outside Directors.

     The 1987 Stock Incentive Plan for Outside Directors, prior to its termination, provided for a one-time only grant to each outside director of the Holding Company of an option to purchase 3,000 shares of Common Stock, a tandem SAR, which only become exercisable upon a change in control of the Company, and the right to purchase 1,000 shares of restricted Common Stock at $1.00 per share. This plan also provided for similar discretionary stock-based awards to directors of eligible direct and indirect subsidiaries of the Holding Company. Stock options and SARs granted under the 1987 Stock Incentive Plan for Outside Directors have an exercise price equal to the market price of the Common Stock at the date of grant, generally vested in three equal annual installments beginning one year from the date of grant and may be exercised over a period not in excess of eleven years.

     The Company also adopted stock incentive plans in 1986 and 1991 (the "1986 Stock Incentive Plan" and the "1991 Stock Incentive Plan," respectively). The 1986 Stock Incentive Plan, which terminated by its terms during 1996, provided for grants to key employees of Common Stock-based awards, including stock options, SARs, and restricted Common Stock. The 1991 Stock Incentive Plan provides for grants to all employees of Common Stock-based awards including stock options, SARs, restricted Common Stock, deferred Common Stock, certain loans, and tax offset payments. The 1991 Stock Incentive Plan was amended during 1998 to, among other things, extend its termination date to March 2008 from February 2004, increase the number of shares of Common Stock reserved for future issuance by 5,000,000 and provide that the exercise price of options granted on or after the date of amendment will not be less than the market price of the Common Stock at the date of grant. At December 31, 1998, 5,123,955 shares of Common Stock remained available to be awarded under the 1991 Stock Incentive Plan. All SARs granted under the 1986 and 1991 Stock Incentive Plans have been awarded in tandem with stock options and become exercisable upon a change in control of the Company. Stock options and SARs that have been granted under these plans have an exercise price equal to the market price of the Common Stock at the date of grant, generally vest in three equal annual installments beginning one year from the date of grant and may be exercised over a period not in excess of eleven years.

     In connection with the Anchor Merger, the Holding Company assumed stock option plans that had previously been adopted by Anchor Bancorp in 1990 and 1992 (the "1990 Stock Option Plan" and the

                      DIME BANCORP, INC. AND SUBSIDIARIES

"1992 Stock Option Plan," respectively). Upon consummation of the Anchor Merger, the number of outstanding options under these plans was multiplied by, and the per share exercise price divided by, 1.77, which was the ratio at which each share of Common Stock was exchanged for each share of Anchor Bancorp common stock outstanding at the date of the Anchor Merger (the "Anchor Exchange Ratio"). The 1990 Stock Option Plan, which terminated by its terms during 1996, provided for options to key employees, while the 1992 Stock Option Plan, which was terminated by the Board during 1998, provided for options to all employees to purchase shares of Common Stock over a period not in excess of ten years, or in certain circumstances, ten years and one day, with vesting generally occurring in three equal annual installments beginning one year from the date of grant. All options granted under these plans have, as applicable, an exercise price equal to the market price of the Common Stock at the date of grant or the market price of Anchor Bancorp's common stock at the date of grant as adjusted for the Anchor Exchange Ratio.

     The following table provides a summary of the Company's stock option activity for the years ended December 31, 1998, 1997 and 1996 and stock options exercisable at the end of each of those years (number of options in thousands):

                                                     1998                 1997                 1996
                                              ------------------   ------------------   ------------------
                                                        WEIGHTED             WEIGHTED             WEIGHTED
                                              NUMBER    AVERAGE    NUMBER    AVERAGE    NUMBER    AVERAGE
                                                OF      EXERCISE     OF      EXERCISE     OF      EXERCISE
                                              OPTIONS    PRICE     OPTIONS    PRICE     OPTIONS    PRICE
                                              -------   --------   -------   --------   -------   --------
Outstanding at beginning of year............   5,554     $12.53     3,934     $ 8.96     4,698     $ 6.86
Exchanged in connection with the NAMC
  Acquisition...............................      --         --     1,862      14.18        --         --
Granted(1)..................................   2,082      29.08     1,257      18.92       950      12.76
Exercised...................................  (1,166)     13.31    (1,331)     10.16    (1,614)      5.04
Forfeited...................................    (263)     27.55      (168)     13.64      (100)      9.64
                                              ------               ------               ------
Outstanding at end of year..................   6,207      17.30     5,554      12.53     3,934       8.96
                                              ======               ======               ======
Exercisable at end of year..................   3,655      11.18     4,335      11.27     2,754       7.74

---------------
(1) The weighted average grant-date fair value was $11.54 in 1998, $7.09 in 1997 and $6.02 in 1996.

     The following table summarizes information about stock options outstanding at December 31, 1998 (number of options in thousands):

                                                  OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                                     ---------------------------------------------   --------------------------
                                     NUMBER                       WEIGHTED AVERAGE   NUMBER
                                       OF      WEIGHTED AVERAGE      REMAINING         OF      WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES             OPTIONS    EXERCISE PRICE    CONTRACTUAL LIFE   OPTIONS    EXERCISE PRICE
------------------------             -------   ----------------   ----------------   -------   ----------------
$ 1.13 -- $ 4.91..................      512         $ 2.54            3.4 years         512         $ 2.54
  5.61 --   9.75..................    1,254           8.12                  5.4       1,254           8.12
 10.09 --  14.50..................      994          12.03                  7.2         849          12.01
 15.13 --  18.89..................    1,206          17.15                  8.0         898          17.50
 20.02 --  24.38..................      117          22.82                  9.0          41          21.37
 25.25 --  29.94..................    1,335          27.07                 10.1          95          25.35
 30.13 --  31.06..................      789          31.01                 10.2           6          31.06
                                      -----                                           -----
  1.13 --  31.06..................    6,207          17.30                  7.7       3,655          11.18
                                      =====                                           =====

     During 1998, 1997 and 1996, shares of restricted Common Stock issued amounted to 341,500, 95,640 and 40,000, respectively. The weighted average grant price and weighted average grant-date fair value of

                      DIME BANCORP, INC. AND SUBSIDIARIES
these shares was $0.84 and $28.05, respectively, in 1998, $1.00 and $16.76, respectively, in 1997, and $1.00 and $11.66, respectively, in 1996. At December 31, 1998, there were 430,668 outstanding shares of non-vested restricted Common Stock. Restrictions generally lapse in installments over the restriction period, which is generally three to five years. Compensation expense recognized in operations in connection with restricted Common Stock awards was $2.8 million in 1998, $0.7 million in 1997 and $0.2 million in 1996.

  Employee Stock Purchase Plan

     In 1993, the Company adopted an employee stock purchase plan (the "Employee Stock Purchase Plan"), reserving 1,000,000 shares of Common Stock for purchase by eligible employees of the Company. This plan permits a per share purchase price of between 85% and 100%, as established by the Compensation Committee of the Board (the "Compensation Committee"), of the market price of the Common Stock on the first date of the relevant purchase period. The Compensation Committee also establishes the purchase period and number of shares made available to each eligible participant during a specified purchase period. During 1998 and 1997, 79,812 and 60,602 shares, respectively, of Common Stock were purchased by employees under the Employee Stock Purchase Plan at a per share price of $15.38 and $12.13, respectively, which, in both cases, was equal to the Common Stock market price on the first date of the purchase period. No shares of Common Stock were purchased during 1996 under the Employee Stock Purchase Plan. During 1998, shares of Common Stock were made available for purchase in March 1999 under the Employee Stock Purchase Plan at a per share price of $30.13, which was equal to the Common Stock market price on the first date of the purchase period. The number of such shares subscribed to amounted to 366,431 at December 31, 1998. Shares of Common Stock available for future purchase under the Employee Stock Purchase Plan amounted to 635,441 at December 31, 1998. The grant-date fair value of each purchase right granted in 1998, 1997 and 1996 under the Employee Stock Purchase Plan was $4.34, $2.16 and $1.51, respectively.

  Pro Forma Data

     The Company, as permitted under SFAS No. 123, "Accounting for Stock-Based Compensation," accounts for its stock-based compensation awards using the intrinsic value-based method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under this method, compensation cost is measured by the excess, if any, of the quoted market price of the Common Stock at date of grant, or other measurement date, over the amount an employee is required to pay to acquire the Common Stock. Had compensation expense for the Company's stock-based compensation plans been recognized consistent with the fair value-based method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below for the year ended December 31 (in thousands, except per share data):

                                            1998                  1997                  1996
                                     -------------------   -------------------   -------------------
                                        AS        PRO         AS        PRO         AS        PRO
                                     REPORTED    FORMA     REPORTED    FORMA     REPORTED    FORMA
                                     --------   --------   --------   --------   --------   --------
Net income.........................  $237,086   $230,522   $121,714   $117,914   $104,256   $102,510
Basic earnings per share...........      2.09       2.03       1.14       1.11       1.00       0.99
Diluted earnings per share.........      2.06       2.00       1.12       1.09       0.96       0.94

     In preparing the pro forma information, the grant-date fair value of each stock option granted under the Company's stock option and stock incentive plans and each purchase right granted under the Employee Stock Purchase Plan was estimated on the date of grant using the Black-Scholes option-pricing model. For stock options, the following weighted-average assumptions were used for the years ended December 31, 1998, 1997 and 1996, respectively: risk-free interest rates of 5.16%, 6.30% and 5.97%; expected life of 5.6 years, 5.4 years and 6.0 years; volatility of 37%, 32% and 45%; and dividend yields of

                      DIME BANCORP, INC. AND SUBSIDIARIES

0.69%, 0.83% and 0.00%. For the Employee Stock Purchase Plan, the following assumptions were used for the years ended December 31, 1998, 1997 and 1996, respectively: risk-free interest rates of 5.54%, 6.12% and 5.44%; expected life of one year for each year; volatility of 31%, 30% and 25%; and dividend yields of 0.66%, 1.04% and 0.00%.

NOTE 20 -- OTHER GENERAL AND ADMINISTRATIVE EXPENSE

     The following table provides details of other general and administrative expense for the year ended December 31 (in thousands):

                                                                1998       1997       1996
                                                              --------   --------   --------
Data processing and communications..........................  $ 43,782   $ 27,292   $ 20,344
Professional services.......................................    22,107     13,179     14,770
Marketing and promotional...................................    20,785     15,831     14,202
Postage and messenger services..............................    16,846      8,781      7,013
Year 2000 consulting........................................    16,197      1,286         --
Stationery, printing and supplies...........................    13,366      7,881      6,927
Amortization of goodwill....................................    11,487      4,501      1,177
FDIC deposit insurance premiums and assessments.............     4,075      3,943      8,625
Other.......................................................    60,680     32,995     27,717
                                                              --------   --------   --------
Total other general and administrative expense..............  $209,325   $115,689   $100,775
                                                              ========   ========   ========

NOTE 21 -- INCOME TAXES

     Income tax expense attributable to income before extraordinary items consisted of the following for the year ended December 31 (in thousands):

                                                                1998       1997       1996
                                                              --------    -------    -------
Current:
  Federal...................................................  $ 26,804    $ 4,432    $ 3,286
  State and local...........................................    33,269      6,332     11,032
                                                              --------    -------    -------
     Total current..........................................    60,073     10,764     14,318
                                                              --------    -------    -------
Deferred:
  Federal...................................................    54,687     62,494     27,605
  State and local...........................................    (1,281)     1,776      8,061
                                                              --------    -------    -------
     Total deferred.........................................    53,406     64,270     35,666
                                                              --------    -------    -------
Total income tax expense attributable to income
  before extraordinary items................................  $113,479    $75,034    $49,984
                                                              ========    =======    =======

     Excluded from the preceding table were income tax benefits of $3.0 million in 1998 and $0.9 million in 1997 associated with the recognition of extraordinary losses on the early extinguishment of debt. The preceding table also excludes the tax effects recorded directly to stockholders' equity in connection with unrealized gains and losses on securities available for sale and certain tax benefits associated with the Company's stock option and stock incentive plans. In the aggregate, these tax effects increased (decreased) stockholders' equity by $3.7 million, $8.1 million and $(4.1) million in 1998, 1997 and 1996, respectively.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     The following is a reconciliation of federal income tax expense attributable to income before extraordinary items computed at the statutory rate of 35.0% to the actual income tax expense attributable to income before extraordinary items for the year ended December 31 (in thousands):

                                                                1998       1997        1996
                                                              --------    -------    --------
Statutory federal income tax expense........................  $124,119    $69,373    $ 53,984
State and local income taxes, net of federal income tax
  benefit...................................................    20,793      5,270      12,410
Restructuring of assets within corporate entities...........   (32,129)        --          --
Non-deductible amortization of goodwill.....................     3,751      1,334         178
Adjustment of federal deferred taxes upon resolution
  of tax filing positions...................................        --         --     (17,602)
Other, net..................................................    (3,055)      (943)      1,014
                                                              --------    -------    --------
Total income tax expense attributable to income
  before extraordinary items................................  $113,479    $75,034    $ 49,984
                                                              ========    =======    ========

     The Company's effective income tax rate on income before extraordinary items was 32.0% for 1998, 37.9% for 1997 and 32.4% for 1996.

     The combined federal, state and local income tax effects of temporary differences that gave rise to significant portions of the Company's deferred tax assets and deferred tax liabilities were as follows at December 31 (in thousands):

                                                               1998        1997        1996
                                                             --------    --------    --------
Deferred tax assets:
  Net operating loss carryforward..........................  $ 22,751    $ 73,093    $109,611
  Excess tax basis and potential bad debt deductions
     relating to non-performing assets.....................    47,737      54,029      54,138
  Securities...............................................     9,419      18,192          --
  Financial statement reserves not yet realized for tax
     purposes..............................................    20,753      12,311       9,968
  Postretirement benefits other than pensions..............    11,170      10,336       9,536
  Federal alternative minimum tax and general business tax
     credit carryforwards..................................    11,810       9,855       5,976
  Premises and equipment...................................     2,969       2,706       5,395
  Other, net...............................................        --      12,478       7,871
                                                             --------    --------    --------
     Total deferred tax assets.............................   126,609     193,000     202,495
                                                             --------    --------    --------
Deferred tax liabilities:
  Mortgage servicing assets................................    55,397      67,079       9,104
  Loans receivable.........................................    13,148      23,790       9,491
  Securities...............................................        --          --         228
  Other, net...............................................     6,278          --          --
                                                             --------    --------    --------
     Total deferred tax liabilities........................    74,823      90,869      18,823
                                                             --------    --------    --------
Net deferred tax assets....................................  $ 51,786    $102,131    $183,672
                                                             ========    ========    ========

     At December 31, 1998, the Company had net operating loss carryforwards for federal income tax purposes of $65.0 million, substantially all of which are available to reduce future federal income taxes through the year 2009. In addition, at that date, the Company had general business tax credit carryforwards of $7.7 million which are available to reduce future federal income taxes, of which $1.0 million expire in 2009, $1.5 million expire in 2010, $1.6 million expire in 2011, $1.8 million expire in 2012,

                      DIME BANCORP, INC. AND SUBSIDIARIES
and $1.8 million expire in 2013. The Company, at December 31, 1998, also had federal alternative minimum tax credit carryforwards of $4.1 million, which are available to reduce future federal income taxes without expiration. As a result of the issuance of Common Stock in connection with the NAMC Acquisition, the Holding Company underwent an "ownership change," as defined in section 382 of the Internal Revenue Code of 1986, as amended, which limits the Company's utilization of its net operating loss carryforwards and equivalent tax credit carryforwards to no more than $143 million per calendar year.

     During 1996, federal legislation was enacted that generally eliminates the potential recapture of federal income tax deductions arising from commonly used methods of calculating bad debt reserves for periods prior to 1988 if an institution with a thrift charter (such as the Bank) were to change to a commercial bank charter. In addition, this legislation repealed the reserve method of tax accounting for bad debts used by the Bank and other "large" thrift institutions, effective for taxable years beginning after 1995. The legislation also contains provisions that require the recapture in future periods of tax reserves for periods after 1987, but such provisions have not and are not expected to have a material impact on the Company's consolidated financial statements. Further, New York State legislation was enacted during 1996, and New York City legislation was enacted in March 1997, allowing thrift institutions to continue to use the reserve method of tax accounting for bad debts and to determine a deduction for bad debts in a manner similar to prior law.

     At December 31, 1998, the Bank had approximately $209 million of bad debt reserves for New York income tax purposes for which no provision for income tax had been made, of which approximately $98 million are subject to recapture upon distribution to the Holding Company of these tax reserves. Any charge to a bad debt reserve for other than bad debts on loans would create income for tax purposes only, which would be subject to the then current corporate tax rate. For federal tax purposes, approximately $176 million of the Bank's previously accumulated bad debt deductions are subject to recapture upon its distribution to the Holding Company. It is not the Bank's intention to make any distributions to the Holding Company, or use the reserve in any manner, that would create income tax liabilities for the Bank.

     In order for the Bank to be permitted to maintain a New York tax bad debt reserve for thrifts, certain thrift definitional tests must be met, including maintaining at least 60% of its assets in qualifying assets, as defined for tax purposes, and maintaining a thrift charter. If the Bank failed to meet these definitional tests, the transition to the reserve method permitted commercial banks would result in an increase in the New York tax provision because a deferred tax liability would be established to reflect the eventual recapture of some or all of the New York bad debt reserve. The Bank's percentage of qualifying assets at December 31, 1998 was in excess of the minimum threshold. The Bank does not anticipate failing the thrift definitional tests for New York tax purposes.

                      DIME BANCORP, INC. AND SUBSIDIARIES

NOTE 22 -- EARNINGS PER COMMON SHARE

     The following table sets forth the computations of basic and diluted earnings per common share for the year ended December 31 (in thousands, except per share data):

                                                               1998        1997        1996
                                                             --------    --------    --------
Basic earnings per common share:
  Numerators:
     Income before extraordinary items.....................  $241,143    $123,174    $104,256
     Extraordinary items...................................    (4,057)     (1,460)         --
                                                             --------    --------    --------
     Net income............................................  $237,086    $121,714    $104,256
                                                             ========    ========    ========
  Denominator:
     Weighted average number of common shares
       outstanding.........................................   113,452     106,585     103,742
  Basic earnings per common share:
     Income before extraordinary items.....................  $   2.13    $   1.15    $   1.00
     Extraordinary items...................................     (0.04)      (0.01)         --
                                                             --------    --------    --------
     Net income............................................  $   2.09    $   1.14    $   1.00
                                                             ========    ========    ========
Diluted earnings per common share:
  Numerators:
     Income before extraordinary items.....................  $241,143    $123,174    $104,256
     Extraordinary items...................................    (4,057)     (1,460)         --
                                                             --------    --------    --------
     Net income............................................  $237,086    $121,714    $104,256
                                                             ========    ========    ========
  Denominator:
     Weighted average number of common shares
       outstanding.........................................   113,452     106,585     103,742
     Common equivalent shares due to:
       Stock options, restricted stock and employee stock
          purchase rights..................................     1,701       2,028       2,078
       FDIC Warrant........................................        --          --       3,277
                                                             --------    --------    --------
     Weighted average number of diluted common shares......   115,153     108,613     109,097
                                                             ========    ========    ========
  Diluted earnings per common share:
     Income before extraordinary items.....................  $   2.09    $   1.13    $   0.96
     Extraordinary items...................................     (0.03)      (0.01)         --
                                                             --------    --------    --------
     Net income............................................  $   2.06    $   1.12    $   0.96
                                                             ========    ========    ========

NOTE 23 -- DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses various derivative financial instruments as part of its overall interest rate risk-management strategy, to manage certain risks associated with its mortgage banking activities and, to a limited extent, for trading purposes.

     The Company's exposure to credit risk in connection with its use of derivative financial instruments is represented by the positive fair value of the instruments. For a further discussion of the credit risk associated with the Company's derivative financial instruments, reference is made to Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Credit Risk -- Derivative Financial Instruments."

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Certain of the Company's derivative financial instruments at December 31, 1998 require that the Company or its counterparty, to the extent that the market value of the position for that party is negative, maintain collateral, subject to a minimum call, with the other party. If the Company is subject to an initial collateral requirement, the amount of the initial collateral modifies the collateral maintenance level.

  Interest Rate Risk-Management Derivative Financial Instruments

     The following table summarizes the notional amounts and estimated fair values of derivative financial instruments used by the Company for interest rate risk-management purposes at December 31 (in thousands):

                                                                 POSITIVE    NEGATIVE    ESTIMATED
                                                    NOTIONAL       FAIR        FAIR        FAIR
                                                     AMOUNT       VALUE       VALUE        VALUE
                                                   ----------    --------    --------    ---------
1998:
Interest rate swaps hedging:
  Securities available for sale..................  $  239,370     $   --     $ 2,416     $ (2,416)
  Loans receivable...............................   1,475,418         --      53,469      (53,469)
  Borrowed funds.................................     250,000         --       1,222       (1,222)
                                                   ----------     ------     -------     --------
     Total interest rate swaps...................   1,964,788         --      57,107      (57,107)
                                                   ----------     ------     -------     --------
Interest rate caps hedging:
  Securities available for sale..................     107,422         --          --           --
  Loans receivable...............................     101,570         --          --           --
                                                   ----------     ------     -------     --------
     Total interest rate caps....................     208,992         --          --           --
                                                   ----------     ------     -------     --------
Interest rate swaptions hedging loans
  receivable.....................................      40,000         --          --           --
Interest rate futures hedging borrowed funds.....     300,000         --          --           --
                                                   ----------     ------     -------     --------
Total interest rate risk-management
  instruments....................................  $2,513,780     $   --     $57,107     $(57,107)
                                                   ==========     ======     =======     ========
1997:
Interest rate swaps hedging:
  Securities available for sale..................  $   52,483     $   --     $   247     $   (247)
  Loans receivable...............................   1,399,872         --      21,825      (21,825)
  Borrowed funds.................................      60,000          1         591         (590)
                                                   ----------     ------     -------     --------
     Total interest rate swaps...................   1,512,355          1      22,663      (22,662)
                                                   ----------     ------     -------     --------
Interest rate caps hedging:
  Securities available for sale..................     333,273          7          --            7
  Loans receivable...............................     315,118          6          --            6
  Borrowed funds.................................     361,000      1,172          --        1,172
                                                   ----------     ------     -------     --------
     Total interest rate caps....................   1,009,391      1,185          --        1,185
                                                   ----------     ------     -------     --------
Interest rate swaptions hedging loans
  receivable.....................................      40,000        119          --          119
                                                   ----------     ------     -------     --------
Total interest rate risk-management
  instruments....................................  $2,561,746     $1,305     $22,663     $(21,358)
                                                   ==========     ======     =======     ========

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Activity in derivative financial instruments used for interest rate risk-management purposes is summarized in the following table for the years shown (in thousands):

                                  INTEREST RATE   INTEREST RATE   INTEREST RATE   INTEREST RATE    SHORT
                                      SWAPS           CAPS          SWAPTIONS        FUTURES       SALES        TOTAL
                                  -------------   -------------   -------------   -------------   --------   -----------
Balance at December 31, 1995....   $1,290,747      $1,243,179       $ 37,000        $      --     $     --   $ 2,570,926
Additions.......................      584,722         361,000             --           82,900           --     1,028,622
Amortization and maturities.....     (757,345)       (369,755)       (37,000)              --           --    (1,164,100)
Terminations....................       (7,908)             --             --          (82,900)          --       (90,808)
                                   ----------      ----------       --------        ---------     --------   -----------
  Balance at December 31,
     1996.......................    1,110,216       1,234,424             --               --           --     2,344,640
Additions.......................      904,837              --         40,000          275,400           --     1,220,237
Amortization and maturities.....     (502,698)       (225,033)            --               --           --      (727,731)
Terminations....................           --              --             --         (275,400)          --      (275,400)
                                   ----------      ----------       --------        ---------     --------   -----------
  Balance at December 31,
     1997.......................    1,512,355       1,009,391         40,000               --           --     2,561,746
Additions.......................      993,937              --             --          704,100       85,000     1,783,037
Amortization and maturities.....     (297,649)       (439,399)            --         (250,000)          --      (987,048)
Terminations....................     (243,855)             --             --         (154,100)     (85,000)     (482,955)
Reclassification to trading
  assets........................           --        (361,000)            --               --           --      (361,000)
                                   ----------      ----------       --------        ---------     --------   -----------
Balance at December 31, 1998....   $1,964,788      $  208,992       $ 40,000        $ 300,000     $     --   $ 2,513,780
                                   ==========      ==========       ========        =========     ========   ===========

     The interest rate swap agreements used by the Company at December 31, 1998 for purposes of interest rate risk management are in the form where, based on an agreed-upon notional amount, the Company agrees to make periodic fixed-rate payments, while the counterparty agrees to make periodic variable-rate payments. The use of these derivative financial instruments allows the Company to achieve interest income or expense similar to what would exist if it had changed the interest rate of the hedged assets from a fixed-rate to a variable-rate and had changed the interest rate of the hedged liabilities from a variable-rate to a fixed-rate.

     The following table sets forth the contractual maturities of interest rate swap agreements used for interest rate risk-management purposes at December 31, 1998, as well as the related weighted average interest rates payable and receivable at that date (dollars in thousands):

                                                                            WEIGHTED AVERAGE
                                                                       ---------------------------
                                                          NOTIONAL     FIXED-RATE    VARIABLE-RATE
                                                           AMOUNT       PAYABLE      RECEIVABLE(1)
                                                         ----------    ----------    -------------
Maturing in:
  1999.................................................  $   86,562       6.77%          5.50%
  2000.................................................     460,400       5.49           5.56
  2001.................................................     266,418       6.25           5.58
  2002.................................................     161,201       6.76           5.56
  2003.................................................      39,200       6.74           5.62
  Thereafter...........................................     951,007       6.21           5.61
                                                         ----------
Total..................................................  $1,964,788       6.13           5.58
                                                         ==========

---------------
(1) Variable rates, substantially all of which are tied to the one-month London Interbank Offered Rate ("LIBOR"), are presented on the basis of rates in effect at December 31, 1998; however, actual repricings of the interest rate swaps will be based on the applicable interest rates in effect at the actual repricing dates.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Interest rate caps purchased by the Company represent agreements where, in return for a premium paid to the counterparty at inception, the counterparty agrees to pay the Company the excess, if any, of a designated floating market interest rate over a specified strike interest rate (the "Cap Strike Rate"), as applied to the notional amount. The interest rate cap agreements used by the Company for interest rate risk-management purposes at December 31, 1998, all of which mature in 2000, had a weighted average Cap Strike Rate of 8.00%. The designated floating market interest rates specified in these agreements were tied to the weekly average yield of the one-year constant maturity Treasury index ("CMT").

     Under the Company's outstanding interest rate swaptions at December 31, 1998, the Company, in exchange for the payment of a premium to the counterparty, has the right to enter into interest rate swaps at a future date. These interest rate swaptions, all of which are used to hedge the repricing risk on certain loans receivable with high prepayment risk, mature during 1999 and have a weighted average strike rate of 6.75%.

     At December 31, 1998, the Company used interest rate futures to hedge the repricing risk of certain short-term borrowed funds. During 1998, the Company used short sales of generic MBS to hedge its exposure to changes in the value of non-generic MBS that it had decided to sell.

  Mortgage Banking Risk-Management Derivative Financial Instruments

     The following table summarizes the notional amounts and estimated fair values of derivative financial instruments used by the Company for mortgage banking risk-management purposes at December 31 (in thousands):

                                                                  POSITIVE    NEGATIVE    ESTIMATED
                                                     NOTIONAL       FAIR        FAIR        FAIR
                                                      AMOUNT       VALUE       VALUE        VALUE
                                                    ----------    --------    --------    ---------
1998:
Forward contracts hedging loans held for sale.....  $4,426,940    $     8      $9,984      $(9,976)
Put options on MBS forward contracts hedging loans
  held for sale...................................     143,000        211          --          211
Interest rate floors hedging mortgage servicing
  assets..........................................   2,402,768     49,054          --       49,054
Interest rate caps hedging mortgage servicing
  assets..........................................     400,000     16,411          --       16,411
Interest rate swaps hedging mortgage servicing
  assets..........................................     800,000     32,577          --       32,577
                                                    ----------    -------      ------      -------
Total mortgage banking risk-management
  instruments.....................................  $8,172,708    $98,261      $9,984      $88,277
                                                    ==========    =======      ======      =======
1997:
Forward contracts hedging loans held for sale.....  $1,725,910    $    --      $4,760      $(4,760)
Put options on interest rate futures hedging loans
  held for sale...................................      40,000         25          --           25
Put options on MBS forward contracts hedging loans
  held for sale...................................      67,000        180          --          180
Interest rate floors hedging mortgage servicing
  assets..........................................   2,384,514     30,377          --       30,377
Interest rate swaps hedging mortgage servicing
  assets..........................................     400,000      2,829          --        2,829
                                                    ----------    -------      ------      -------
Total mortgage banking risk-management
  instruments.....................................  $4,617,424    $33,411      $4,760      $28,651
                                                    ==========    =======      ======      =======

     The Company uses forward contracts to hedge its exposure to interest rate risk associated with loans held for sale origination activities. These contracts represent firm commitments to deliver MBS or loans at a specified price at a specified future date. The Company must deliver the MBS or loans in accordance with the requirements of the contracts or, if it cannot fulfill its contractual obligations, pair-off the commitments and recognize the gain or loss based on the change in the price of the underlying contract

                      DIME BANCORP, INC. AND SUBSIDIARIES

(i.e., the specified price minus the repurchase price multiplied by the notional amount). The outstanding forward contracts at year-end 1998 mature at various dates through March 1999.

     The Company's outstanding put options at December 31, 1998 give it the right, but not the obligation, to sell to the counterparty a designated financial instrument at a specified price during an agreed upon period of time or on a specific date. The Company pays a premium for this right. Under these put options, the Company generally benefits if the price of the underlying financial instrument declines. The outstanding put options at December 31, 1998 mature at various dates through June 1999.

     At December 31, 1998, the Company used interest rate floors, interest rate caps and interest rate swaps in order to minimize the impact of the potential loss of net future servicing revenues associated with certain of the Company's mortgage servicing assets as a result of an increase in loan prepayments, which is generally triggered by declining interest rates.

     Interest rate floors purchased by the Company for the purpose of hedging its mortgage servicing assets represent agreements where, in return for a premium paid to the counterparty at inception, the counterparty agrees to pay the Company the amount, if any, by which a designated market interest rate (primarily CMT or swap indices) is less than a specified strike interest rate (the "Floor Strike Rate"), as applied to the notional amount. The weighted average Floor Strike Rate on the outstanding agreements at December 31, 1998 was 5.27%. The expected maturities of the notional amounts of the Company's outstanding interest rate floor agreements at December 31, 1998 were $0.4 billion in 1999, $1.7 billion in 2003, and $0.3 billion in 2005.

     The interest rate cap agreements used by the Company to hedge mortgage servicing assets at December 31, 1998, all of which mature in 2008, had a weighted average Cap Strike Rate of 6.09%. The designated floating market interest rates specified in these agreements were tied to one-month LIBOR.

     The following table sets forth, at December 31, 1998, the contractual maturities of interest rate swap agreements (excluding those agreements that are forward starting) hedging mortgage servicing assets, as well as the related weighted average interest rates payable and receivable at that date (dollars in thousands):

                                                                          WEIGHTED AVERAGE RATE
                                                              NOTIONAL    ---------------------
                                                               AMOUNT     PAYABLE    RECEIVABLE
                                                              --------    -------    ----------
Maturing in:
  2002:
     Pay fixed rate/receive fixed rate(1)...................  $200,000     5.92%        6.08%
  After 2003:
     Pay fixed rate/receive fixed rate(1)...................   100,000     5.97         6.32
     Pay variable rate/receive fixed rate(2)................   400,000     5.55         5.92
                                                              --------
Total.......................................................  $700,000     5.71         6.02
                                                              ========

---------------
(1) These interest rate swaps are structured so that the Company both receives and makes fixed-rate payments for the initial two years of the agreements. Thereafter, the Company will begin making variable-rate payments tied to one-month LIBOR.

(2) Variable rates, all of which are tied to one-month LIBOR, are presented on the basis of rates in effect at December 31, 1998; however, actual repricings of the interest rate swaps will be based on the applicable interest rates in effect at the actual repricing dates.

     At December 31, 1998, the Company had an interest rate swap hedging mortgage servicing assets for which the accrual of interest does not begin until November 1999. This forward starting interest rate swap

                      DIME BANCORP, INC. AND SUBSIDIARIES
matures in 2007 and has a notional amount of $100.0 million, a fixed-rate receivable of 6.38% and a variable-rate payable tied to one-month LIBOR.

     Activity in derivative financial instruments used to hedge mortgage servicing assets is summarized in the following table for the years shown (in thousands):

                                          INTEREST RATE    INTEREST RATE    INTEREST RATE
                                             FLOORS            CAPS             SWAPS           TOTAL
                                          -------------    -------------    -------------    -----------
Balance at December 31, 1995............   $ 1,219,776       $     --         $     --       $ 1,219,776
Amortization............................      (223,278)            --               --          (223,278)
                                           -----------       --------         --------       -----------
  Balance at December 31, 1996..........       996,498             --               --           996,498
Additions...............................     1,585,000             --          400,000         1,985,000
Amortization............................      (196,984)            --               --          (196,984)
                                           -----------       --------         --------       -----------
  Balance at December 31, 1997..........     2,384,514             --          400,000         2,784,514
Additions...............................     2,025,000        400,000          400,000         2,825,000
Amortization............................      (421,746)            --               --          (421,746)
Terminations............................    (1,585,000)            --               --        (1,585,000)
                                           -----------       --------         --------       -----------
Balance at December 31, 1998............   $ 2,402,768       $400,000         $800,000       $ 3,602,768
                                           ===========       ========         ========       ===========

  Trading Derivative Financial Instruments

     At December 31, 1998, the derivative financial instruments used by the Company for trading purposes consisted of interest rate caps with a notional amount of $165.0 million. The estimated fair value of these interest rate caps at year-end 1998 was not material. The derivative financial instruments used for trading purposes during 1998 had an average positive estimated fair value of $0.1 million during the year. The Company did not use derivative financial instruments for trading purposes during 1997 or 1996.

     The interest rate cap agreements used by the Company at December 31, 1998 for trading purposes mature in 1999. These instruments had a weighted average Cap Strike Rate of 6.91% at year-end 1998. The designated floating market interest rates specified in these agreements were tied to one-month LIBOR.

NOTE 24 -- COMMITMENTS AND CONTINGENT LIABILITIES

     The Company has entered into non-cancelable lease agreements with respect to Company premises and equipment that expire at various dates through the year 2013. Certain leases contain escalation clauses, which correspond with increased real estate taxes and other operating expenses, and renewal options calling for increased rents. Net rent expense was $39.2 million, $23.7 million, and $17.7 million for 1998, 1997 and 1996, respectively. At December 31, 1998, the projected minimum future rental payments required under the terms of non-cancelable leases were $32.2 million in 1999, $29.2 million in 2000, $26.2 million in 2001, $23.4 million in 2002, $19.9 million in 2003, and $71.1 million in years thereafter. The projected minimum future rental payments have not been reduced by projected sublease rentals of $3.2 million.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     The Company had the following commitments to extend credit and purchase loans at December 31 (in thousands):

                                                                 1998          1997
                                                              ----------    ----------
Commitments to extend credit:
  Residential real estate loans.............................  $1,289,734    $  632,098
  Commercial real estate loans..............................     223,486       115,560
  Consumer loans............................................     505,263       481,871
  Business loans............................................     159,115        73,247
                                                              ----------    ----------
     Total commitments to extend credit.....................   2,177,598     1,302,776
Commitments to purchase residential real estate loans.......   1,488,493       708,131
                                                              ----------    ----------
Total commitments to extend credit and purchase loans.......  $3,666,091    $2,010,907
                                                              ==========    ==========

     Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Such commitments generally have fixed expiration dates or termination clauses and may require payment of a fee. Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts may not represent future cash requirements. The Company evaluates the creditworthiness of these transactions through its lending policies. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on the Company's credit evaluation of the borrower. The Company's maximum exposure to credit loss for commitments to extend credit as a result of non-performance by the counterparty is the contractual notional amount.

     The Company had letters of credit outstanding at December 31, 1998 and 1997 of $62.0 million and $23.7 million, respectively. Letters of credit represent agreements whereby the Company guarantees the performance of a customer to a third party. The Company requires collateral to support such agreements based on the Company's evaluation of the creditworthiness of the customer. The credit risk associated with letters of credit is similar to that incurred by the Company in its lending activities.

     The Company is obligated under various limited recourse provisions associated with certain residential and commercial real estate loans sold in past years. The principal balance of loans sold with limited recourse amounted to approximately $523 million and $648 million at December 31, 1998 and 1997, respectively. The Company's exposure to credit loss on loans sold with recourse is similar to the credit risk associated with the Company's on-balance sheet loans receivable.

     Certain claims, suits, complaints and investigations involving the Company, arising in the ordinary course of business, have been filed or are pending. The Company is of the opinion, after discussion with legal counsel representing the Company in these proceedings, that the aggregate liability or loss, if any, arising from the ultimate disposition of these matters would not have a material adverse effect on the Company's consolidated financial position or results of operations.

NOTE 25 -- BUSINESS SEGMENTS

     On January 1, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements, requires that selected information about operating segments be reported in interim financial statements issued to stockholders, and establishes standards for related disclosures about an enterprise's products and services, geographic areas, and major customers.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     The Company manages its operations in a manner to focus on two strategic goals: fulfilling its role as a banking institution for both individuals and businesses and as a national provider of residential mortgage products and services. Accordingly, the Company aligns its various business objectives in support of these goals. For purposes of disclosures in accordance with SFAS No. 131, the Company has four reportable business segments: Retail Banking; Commercial Banking; Mortgage Banking; and Investment Portfolio.

     The financial information provided below has been derived from the internal profitability system used by management to monitor and manage the financial performance of the Company. The accounting policies employed for each unit are largely the same as those described in Note 1, "Summary of Significant Accounting Policies," in all material respects, and as such, numerous intersegment transactions are recorded to appropriately reflect each segment's performance. The Company reflects its internal results on interest-earning assets and interest-bearing liabilities on a matched funded basis and accounts for intersegment revenue and transfer costs and credits based upon estimated fair market values at the time of the transaction. Certain indirect or overhead costs are allocated to the segments based on total assets and other appropriate criteria. The Company views its segments' performance on an operating earnings basis, which represent net income adjusted for the effects of certain non-recurring or unusual items.

     The following table sets forth certain information regarding the Company's business segments for the years ended December 31 (in thousands):

                                                                                    TOTAL                          TOTAL
                          RETAIL       COMMERCIAL     MORTGAGE     INVESTMENT    REPORTABLE     INTERSEGMENT     OPERATING
                          BANKING       BANKING       BANKING      PORTFOLIO      SEGMENTS      ELIMINATIONS     EARNINGS
                        -----------    ----------    ----------    ----------    -----------    ------------    -----------
1998:
Segment revenues......  $   413,110    $  85,322     $  531,996    $   37,602    $ 1,068,030      $(57,854)     $ 1,010,176
Segment profit........      120,220       37,373         79,417        19,238        256,248       (39,191)         217,057
Percentage of segment
  profit to total
  profit of reportable
  segments............         46.9%        14.6%          31.0%          7.5%         100.0%
Segment assets at
  year-end............  $ 9,833,981    $2,852,929    $5,464,037    $3,790,691    $21,941,638      $379,212      $22,320,850
1997:
Segment revenues......  $   371,341    $  74,504     $  172,941    $   39,389    $   658,175      $(34,061)     $   624,114
Segment profit........      106,968       32,973         17,854        19,849        177,644       (20,561)         157,083
Percentage of segment
  profit to total
  profit of reportable
  segments............         60.2%        18.6%          10.0%         11.2%         100.0%
Segment assets at
  year-end............  $10,478,447    $2,330,137    $2,619,872    $5,946,568    $21,375,024      $472,976      $21,848,000
1996:
Segment revenues......  $   338,442    $  54,467     $   98,183    $   30,714    $   521,806      $ (7,419)     $   514,387
Segment profit........       89,707       21,380            240        13,923        125,250        (4,540)         120,710
Percentage of segment
  profit to total
  profit of reportable
  segments............         71.6%        17.1%           0.2%         11.1%         100.0%
Segment assets at
  year-end............  $ 8,987,292    $1,905,798    $  236,067    $7,447,326    $18,576,483      $293,625      $18,870,108

     For purposes of this presentation, segment revenues reflect net interest income, less provision for loan losses, plus non-interest income. Segment profit reflects tax-effected operating results. The segment revenues and profit above incorporate certain intersegment transactions that the Company views as appropriate for purposes of reflecting the performance of certain segments, which are eliminated in the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. To the extent practicable, the results for 1997 and 1996 have been restated to be comparable with management's preparation of the 1998 results.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     The Company's management views each of its business segments as if they were stand-alone operations. As such, the results of operations for each segment reflect entries that would be recorded for an independent enterprise, such as charges for services rendered on their behalf by other segments or support units, and entries relating to the allocation of capital and to the purchase or sale of funds as needed. The capital allocated to the segment generates intersegment net interest income. Funds sold or purchased are distributed via the Company's funding center and are provided on a matched maturity basis. These intersegment entries are subsequently eliminated in consolidation.

     The other primary adjustments between the internal management reports and the consolidated operating earnings relate to the production and servicing of loans in the Company's portfolio. Loans produced that are placed in the residential real estate loans receivable portfolio are sold to the Retail Banking segment with an imputed market gain or loss recognized by the Mortgage Banking segment. As a result, the impact of these transactions, and resultant ongoing adjustments from prior periods, must be reversed as an intersegment elimination. Mortgage Banking also receives revenue for servicing the loan portfolio and Retail Banking is charged for this function as a reduction of its net yield. There are no other material intersegment adjustments.

     The following table sets forth reconciliations of reportable segment revenues and profit to the Company's consolidated totals for the year ended December 31 (in thousands):

                                                                        OPERATING
                                                         OPERATING      EARNINGS       REPORTED
                                                          EARNINGS     ADJUSTMENTS      TOTALS
                                                         ----------    -----------    ----------
1998:
Segment revenues.......................................  $1,010,176     $ 10,087      $1,020,263
Segment profit.........................................     217,057       20,029         237,086
1997:
Segment revenues.......................................     624,114      (44,761)        579,353
Segment profit.........................................     157,083      (35,369)        121,714
1996:
Segment revenues.......................................     514,387       (8,114)        506,273
Segment profit.........................................     120,710      (16,454)        104,256

     Reconcilements of operating earnings to consolidated net income is provided below for the year ended December 31 (in thousands):

                                                               1998        1997        1996
                                                             --------    --------    --------
Operating earnings.........................................  $217,057    $157,083    $120,710
Items not included in operating earnings:
  Net losses related to balance sheet restructurings.......      (635)    (25,247)     (8,114)
  Net charges and adjustments related to acquisitions......        --     (21,431)     (7,769)
  Savings Association Insurance Fund recapitalization
     assessment............................................        --          --     (26,280)
  Gain on sale of deposits.................................     9,550          --          --
  Other, net...............................................     1,172      (8,014)     (5,583)
  Income tax effect on above items.........................    (3,731)     20,783      20,292
  Adjustments to conform internal tax expense to corporate
     tax expense...........................................    17,730          --      11,000
  Extraordinary losses on early extinguishment of debt, net
     of tax benefits.......................................    (4,057)     (1,460)         --
                                                             --------    --------    --------
     Net adjustments after tax.............................    20,029     (35,369)    (16,454)
                                                             --------    --------    --------
Consolidated net income....................................  $237,086    $121,714    $104,256
                                                             ========    ========    ========

                      DIME BANCORP, INC. AND SUBSIDIARIES

     Additional information regarding the Company's business segments, including a description of the products and services from which each business segment derives its revenues, is disclosed in Item 1, "Business" and Item 8, "Management's Discussion and Analysis of Financial Condition and Results of Operations."

NOTE 26 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure, where practicable, of the fair value of on- and off-balance sheet financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any possible tax ramifications, estimated transaction costs, or any premium or discount that could result from offering for sale at any one time the Company's entire holdings of a particular financial instrument. Because no active market exists for a certain portion of the Company's financial instruments, the fair value estimates for such financial instruments are based on judgments regarding, among other factors, future cash flows, future loss experience, current economic conditions and risk characteristics. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company has not included certain material items in its disclosure as such items, which the Company believes have significant value, are not considered financial instruments under SFAS No. 107.

     The following table sets forth the carrying values and estimated fair values of the Company's on-balance sheet financial instruments at December 31 (in thousands):

                                                   1998                          1997
                                        --------------------------    --------------------------
                                         CARRYING       ESTIMATED      CARRYING       ESTIMATED
                                           VALUE       FAIR VALUE        VALUE       FAIR VALUE
                                        -----------    -----------    -----------    -----------
Financial assets:
  Cash and cash equivalents...........  $   357,777    $   357,777    $   452,527    $   452,527
  Securities available for sale.......    3,329,444      3,329,444      4,992,304      4,992,304
  FHLBNY stock........................      324,106        324,106        303,287        303,287
  Loans held for sale.................    3,884,886      3,893,985      1,841,862      1,851,657
  Loans receivable, net(1)............   12,580,325     12,917,676     12,879,789     13,002,929
  Accrued interest receivable.........       97,124         97,124        106,829        106,829
  Trading derivative financial
     instruments......................            3              3             --             --
Financial liabilities:
  Deposits............................   13,651,460     13,653,013     13,847,275     13,866,022
  Federal funds purchased and
     securities sold under agreements
     to repurchase....................    2,245,218      2,245,238      2,975,774      2,980,781
  FHLBNY advances.....................    4,077,115      4,080,299      2,786,751      2,789,042
  Senior notes........................      198,906        203,855        142,475        153,410
  Trust Preferred Securities..........      162,005        176,423        196,137        230,937
  Other borrowed funds................       89,604         88,512        218,175        213,017
  Accrued interest payable............       41,014         41,014         50,981         50,981

---------------
(1) Excludes the net book value of business lease financing receivables which are not considered financial instruments under SFAS No. 107.

                      DIME BANCORP, INC. AND SUBSIDIARIES

     The following table sets forth the carrying values and estimated fair values of the derivative financial instruments used by the Company for risk-management purposes at December 31 (in thousands):

                                                             1998                      1997
                                                    ----------------------    ----------------------
                                                    CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                     VALUE      FAIR VALUE     VALUE      FAIR VALUE
                                                    --------    ----------    --------    ----------
Interest rate swaps...............................  $ 3,034      $(24,530)    $(4,256)     $(19,833)
Interest rate caps................................   16,585        16,411       6,133         1,185
Interest rate floors..............................   23,500        49,054      21,287        30,377
Interest rate swaptions...........................       46            --         232           119
Interest rate futures.............................      331            --         104            --
Forward contracts.................................    5,273        (9,976)     10,029        (4,760)
Put options on MBS forward contracts..............    1,007           211         521           180
Put options on interest rate futures..............       --            --         235            25

     The methodologies and assumptions used by the Company in estimating the fair values of its financial instruments are described below.

     The carrying value of cash and cash equivalents was deemed to be a reasonable estimate of their fair value due to the short-term nature of these items and because they do not present significant credit concerns.

     The estimated fair value of securities available for sale was determined by use of quoted market prices or dealer quotes.

     The fair value of FHLBNY stock was estimated to be its carrying value, which is indicative of its redemption price.

     The estimated fair value of loans held for sale was estimated using the quoted market prices for securities backed by similar types of loans and current dealer commitments to purchase loans.

     The estimated fair value of certain loans receivable was deemed to be equal to their carrying value due to the repricing characteristics of the loans. For other loans receivable, the Company grouped performing loans with similar characteristics and applied prices available in the secondary market as a reference and adjusted for differences in servicing and credit quality. When a secondary market rate was not available, and for non-performing loans, fair value was estimated using a discounted cash flow analysis that utilized a discount rate commensurate with the credit and interest rate risk inherent in the loans.

     The estimated fair values of accrued interest receivable and payable have been determined to equal their carrying amounts as these amounts are generally due or payable within 90 days.

     The estimated fair value of deposits without a specified maturity, which includes demand, savings and money market deposits, was the amount payable on the valuation date. For fixed-maturity time deposits, fair value was estimated based on the discounted value of contractual cash flows using current market interest rates offered for deposits with similar remaining maturities.

     The estimated fair values of borrowed funds maturing within 90 days were deemed to be equal to their carrying values. The estimated fair values of all other borrowed funds were based on quoted market prices or on the discounted value of contractual cash flows using current market interest rates for borrowings with similar terms and remaining maturities.

     The estimated fair values of the Company's derivative financial instruments were based upon quoted market prices, dealer quotes or pricing models. The estimated fair value of off-balance sheet financial

                      DIME BANCORP, INC. AND SUBSIDIARIES
instruments has not been considered in determining the estimated fair value of on-balance sheet financial instruments.

     The Company has reviewed its outstanding commitments to extend credit, commitments to purchase loans, letters of credit and loans sold with recourse at December 31, 1998 and 1997 and has determined that their estimated fair values were not material.

NOTE 27 -- FINANCIAL STATEMENTS OF THE HOLDING COMPANY

STATEMENTS OF FINANCIAL CONDITION (IN THOUSANDS)

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1998          1997
                                                              ----------    ----------
Assets:
  Cash and cash equivalents:
     Cash and due from banks................................  $      537    $    2,701
     Interest-earning deposits in the Bank..................      84,573        54,330
                                                              ----------    ----------
       Total cash and cash equivalents......................      85,110        57,031
                                                              ----------    ----------
  Securities available for sale.............................      60,012        29,317
  Receivables from the Bank.................................      81,941       102,475
  Investment in the Bank....................................   1,535,304     1,445,766
  Investment in Dime Capital................................       6,274         6,274
  Other assets..............................................      44,049        24,954
                                                              ----------    ----------
Total assets................................................  $1,812,690    $1,665,817
                                                              ==========    ==========
Liabilities and stockholders' equity:
  Liabilities:
     Securities sold to the Bank under agreements to
      repurchase............................................  $   17,370    $       --
     Senior notes...........................................     198,906       142,475
     Series A Subordinated Debentures.......................     202,348       202,323
     Other liabilities......................................       6,245         6,161
                                                              ----------    ----------
       Total liabilities....................................     424,869       350,959
                                                              ----------    ----------
  Stockholders' equity......................................   1,387,821     1,314,858
                                                              ----------    ----------
Total liabilities and stockholders' equity..................  $1,812,690    $1,665,817
                                                              ==========    ==========

                      DIME BANCORP, INC. AND SUBSIDIARIES

STATEMENTS OF INCOME (IN THOUSANDS)

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1998        1997        1996
                                                             --------    --------    --------
Income:
  Dividends from the Bank................................    $185,000    $159,000    $ 88,000
  Dividends from Dime Capital............................         577         289          --
  Interest income........................................       6,546       6,987          87
  Other..................................................         230          23          --
                                                             --------    --------    --------
       Total income......................................     192,353     166,299      88,087
                                                             --------    --------    --------
Expense:
  Interest on borrowed funds.............................      34,148      31,758      19,638
  Other..................................................       3,508       3,348       3,071
                                                             --------    --------    --------
       Total expense.....................................      37,656      35,106      22,709
                                                             --------    --------    --------
Income before income tax benefit, equity in undistributed
  (overdistributed) net income of subsidiaries and
  extraordinary items....................................     154,697     131,193      65,378
Income tax benefit.......................................      13,474      10,736      10,283
                                                             --------    --------    --------
Income before equity in undistributed (overdistributed)
  net income of subsidiaries and extraordinary items.....     168,171     141,929      75,661
Equity in undistributed (overdistributed) net income of
  subsidiaries...........................................      72,636     (18,755)     28,595
                                                             --------    --------    --------
Income before extraordinary items........................     240,807     123,174     104,256
Extraordinary items -- losses on early extinguishment of
  debt, net of tax benefits of $785 (1998) and $895
  (1997).................................................      (1,065)     (1,460)         --
                                                             --------    --------    --------
Net income...............................................    $239,742    $121,714    $104,256
                                                             ========    ========    ========

                      DIME BANCORP, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS (IN THOUSANDS)

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                            1998         1997         1996
                                                          ---------    ---------    ---------
Cash flows from operating activities:
  Net income............................................  $ 239,742    $ 121,714    $ 104,256
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity in (undistributed) overdistributed net
       income of subsidiaries...........................    (72,637)      18,755      (28,595)
     Gains on sales of securities.......................       (213)         (23)          --
     Losses on early extinguishment of debt.............      1,850        2,355           --
     Other, net.........................................      2,315       (5,808)      (9,700)
                                                          ---------    ---------    ---------
       Net cash provided by operating activities........    171,057      136,993       65,961
                                                          ---------    ---------    ---------
Cash flows from investing activities:
  Purchases of securities available for sale............   (103,111)     (29,497)          --
  Proceeds from sales of securities available for
     sale...............................................     70,573        1,597           --
  Proceeds from maturities of securities available for
     sale
     and held to maturity...............................        292          181        1,630
  Investments in subsidiaries...........................         --       (6,186)          --
                                                          ---------    ---------    ---------
       Net cash (used) provided by investing
          activities....................................    (32,246)     (33,905)       1,630
                                                          ---------    ---------    ---------
Cash flows from financing activities:
  Net increase in securities sold to the Bank under
     agreements to repurchase...........................     17,370           --           --
  Proceeds from issuance of senior notes................     99,818           --           --
  Repayments of senior notes............................    (45,501)     (57,681)          --
  Proceeds from issuance of the Series A Subordinated
     Debentures.........................................         --      202,308           --
  Proceeds from issuance of Common Stock and treasury
     stock..............................................     17,101       14,332        8,311
  Purchases of treasury stock...........................   (177,970)    (200,354)     (70,456)
  Cash dividends paid on Common Stock...................    (21,550)     (12,892)          --
  Other.................................................         --        3,781       (1,913)
                                                          ---------    ---------    ---------
       Net cash used by financing activities............   (110,732)     (50,506)     (64,058)
                                                          ---------    ---------    ---------
Net increase in cash and cash equivalents...............     28,079       52,582        3,533
Cash and cash equivalents at beginning of year..........     57,031        4,449          916
                                                          ---------    ---------    ---------
Cash and cash equivalents at end of year................  $  85,110    $  57,031    $   4,449
                                                          =========    =========    =========
Supplemental non-cash flow investing information:
  Securities held to maturity transferred to securities
     available for sale.................................  $      --    $     840    $      --

                      DIME BANCORP, INC. AND SUBSIDIARIES

NOTE 28 -- CONDENSED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                              1998                                        1997
                            -----------------------------------------   -----------------------------------------
                             FOURTH     THIRD      SECOND     FIRST      FOURTH     THIRD      SECOND     FIRST
                            QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER
                            --------   --------   --------   --------   --------   --------   --------   --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income...........  $346,986   $343,989   $357,111   $372,799   $368,106   $350,870   $338,968   $324,871
Interest expense..........   213,822    216,668    226,274    236,888    241,581    230,703    219,871    207,598
                            --------   --------   --------   --------   --------   --------   --------   --------
  Net interest income.....   133,164    127,321    130,837    135,911    126,525    120,167    119,097    117,273
Provision for loan
  losses..................     8,000      8,000      8,000      8,000      8,000      8,000     23,000     10,000
                            --------   --------   --------   --------   --------   --------   --------   --------
  Net interest income
    after provision for
    loan losses...........   125,164    119,321    122,837    127,911    118,525    112,167     96,097    107,273
Non-interest income:
  Loan servicing and other
    fees..................    60,604     53,819     42,631     42,450     36,321     12,856     12,978     11,883
  Banking service fees....    11,172     11,088     10,168      9,000      8,635      8,695      7,543      6,923
  Securities and insurance
    brokerage fees........     7,565      8,704      8,957      7,510      6,777      5,142      5,767      6,051
  Net gains on sales
    activities............    63,941     71,519     63,743     45,248      4,309      2,845      2,799      2,083
  Other...................     1,343        751      2,491      2,326      2,128        742        149        665
                            --------   --------   --------   --------   --------   --------   --------   --------
      Total non-interest
         income...........   144,625    145,881    127,990    106,534     58,170     30,280     29,236     27,605
                            --------   --------   --------   --------   --------   --------   --------   --------
Non-interest expense:
  General and
    administrative
    expense...............   147,565    143,155    147,885    133,234    117,471     73,580     73,690     72,381
  Amortization of mortgage
    servicing assets......    30,826     27,633     16,897     16,935     14,034      5,248      5,267      5,202
  ORE expense (income),
    net...................       692        373        359         87       (643)       351      1,581      3,052
  Restructuring and
    related expense.......        --         --         --         --      9,931         --         --         --
                            --------   --------   --------   --------   --------   --------   --------   --------
      Total non-interest
         expense..........   179,083    171,161    165,141    150,256    140,793     79,179     80,538     80,635
                            --------   --------   --------   --------   --------   --------   --------   --------
Income before income tax
  expense and
  extraordinary items.....    90,706     94,041     85,686     84,189     35,902     63,268     44,795     54,243
Income tax expense........    29,027     30,092     27,420     26,940     12,943     23,741     17,023     21,327
                            --------   --------   --------   --------   --------   --------   --------   --------
Income before
  extraordinary items.....    61,679     63,949     58,266     57,249     22,959     39,527     27,772     32,916
Extraordinary
  items -- losses on early
  extinguishment of debt,
  net of tax benefits.....        --     (4,057)        --         --     (1,460)        --         --         --
                            --------   --------   --------   --------   --------   --------   --------   --------
Net income................  $ 61,679   $ 59,892   $ 58,266   $ 57,249   $ 21,499   $ 39,527   $ 27,772   $ 32,916
                            ========   ========   ========   ========   ========   ========   ========   ========
Per common share:
  Basic earnings:
    Income before
      extraordinary
      items...............  $   0.55   $   0.57   $   0.51   $   0.50   $   0.20   $   0.39   $   0.27   $   0.31
    Net income............      0.55       0.53       0.51       0.50       0.19       0.39       0.27       0.31
  Diluted earnings:
    Income before
      extraordinary
      items...............      0.55       0.56       0.50       0.49       0.19       0.38       0.26       0.31
    Net income............      0.55       0.52       0.50       0.49       0.18       0.38       0.26       0.31
  Cash dividends
    declared..............      0.05       0.05       0.05       0.04       0.04       0.04       0.04         --